UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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NETAPP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETAPP, INC.

495 East Java Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, September 5, 2014

You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of NetApp, Inc., a Delaware corporation (“NetApp”), which will be held on Friday, September 5, 2014, at 3:30 p.m. local time, at NetApp’s headquarters, 495 East Java Drive, Sunnyvale, California 94089. We are holding the Annual Meeting for the following purposes:

1.	To elect the following individuals to serve as members of the Board of Directors for the ensuing year or until their respective successors are duly elected and qualified: Thomas Georgens, T. Michael Nevens, Jeffry R. Allen, Tor R. Braham, Alan L. Earhart, Gerald Held, Kathryn M. Hill, George T. Shaheen, Robert T. Wall and Richard P. Wallace;

2.	To approve an amendment to NetApp’s Amended and Restated 1999 Stock Option Plan to increase the share reserve by an additional 7,500,000 shares of common stock;

3.	To approve an amendment to NetApp’s Employee Stock Purchase Plan to increase the share reserve by an additional 5,000,000 shares of common stock;

4.	To approve NetApp’s Executive Compensation Plan;

5.	To conduct an advisory vote to approve Named Executive Officer compensation;

6.	To consider a stockholder proposal, if properly presented at the Annual Meeting;

7.	To ratify the appointment of Deloitte & Touche LLP as NetApp’s independent registered public accounting firm for the fiscal year ending April 24, 2015; and

8.	To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on July 22, 2014 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, NetApp will mail, on or about July 25, 2014, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify: (1) the website where our proxy materials will be made available; (2) the date, time, and location of the Annual Meeting; (3) the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter; (4) a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report on Form 10-K or a form of proxy relating to the Annual Meeting; (5) instructions on how to vote your shares by proxy; and (6) information on how to obtain directions to attend the Annual Meeting and vote in person by ballot. These proxy materials will be available free of charge.

To assure your representation at the Annual Meeting, you are urged to cast your vote as instructed in the Notice of Internet Availability of Proxy Materials over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person by ballot, even if such stockholder has previously voted over the Internet, voted by telephone or returned a signed proxy card. Any beneficial owner who is not a stockholder of record will be required to show a legal proxy from such stockholder’s bank, broker or other nominee in order to vote in person by ballot at the Annual Meeting.

Thank you for your interest in NetApp.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas Georgens

Chairman of the Board and Chief Executive Officer

Sunnyvale, California

July 25, 2014

YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU SHOULD SIGN, DATE AND RETURN BY MAIL.

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Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the foregoing factors as well as other important factors.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

NETAPP, INC.

To Be Held Friday, September 5, 2014

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board” or “Board of Directors”) of NetApp, Inc., a Delaware corporation (the “Company,” “NetApp,” “we” or “our”), of proxies to be voted at the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held on Friday, September 5, 2014 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record as of the close of business on July 22, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:30 p.m. local time at the Company’s headquarters at 495 East Java Drive, Sunnyvale, California 94089.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each of our stockholders, we are now furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or about July 25, 2014.

Record Date and Shares Outstanding

On the Record Date, the Company had 325,439,002 shares of its common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. There are no cumulative voting rights.

Quorum Requirement

A majority of the shares of common stock issued and outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Votes Required for Proposals

For Proposal No. 1, each of the 10 director nominees must receive the affirmative vote of shares representing a majority of the votes cast, meaning the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that nominee. Approval of Proposal Nos. 2, 3, 4, 5, 6 and 7 each require the affirmative vote of a majority of the stock having voting power present in person or represented by proxy. The vote on Proposal Nos. 5 and 6 is advisory, and is therefore not binding on the Company or the Board. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Stockholders of Record versus Beneficial Owners

You are a stockholder of record if, as of the close of business on the Record Date, your shares of common stock were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If your shares of common stock are held in a brokerage account or by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares, which are held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides to you. If you do not provide your bank, broker or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters.

Abstentions and Broker Nonvotes

Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote in person or by proxy at the Annual Meeting with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal No. 1 (election of directors), where they will have no effect.

A “broker nonvote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast on a proposal. Accordingly, a broker nonvote will make a quorum more readily attainable, but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may, at its discretion, either leave your shares unvoted or vote your shares on routine matters, but not on non-routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for fiscal 2015 (Proposal No. 7) will be treated as a routine matter. To the extent that your brokerage firm votes your shares on your behalf on this proposal, such votes will be counted as votes cast with respect to such proposal. Proposal Nos. 1, 2, 3, 4, 5 and 6 are considered non-routine matters. Consequently, your brokerage firm cannot vote your shares on such proposals without your voting instructions.

Methods of Voting

Stockholders may vote by proxy or by ballot at the Annual Meeting. The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote in person at the Annual Meeting; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope provided.

If you vote but do not specify your choices, your shares of common stock will be voted (1) “FOR” the election of all of the nominees named in Proposal 1; (2) “FOR” Proposal Nos. 2, 3, 4, 5 and 7; (3) “AGAINST” Proposal No. 6; and (4) in the proxy holder’s discretion as to any other matters that may properly come before the Annual Meeting.

If you hold your shares of common stock through a bank, broker or other nominee, you will not be able to vote by ballot in person at the Annual Meeting unless you have previously obtained a legal proxy from your bank, broker or other nominee and present it with your ballot at the Annual Meeting.

Revocability of Proxies

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before polls close at the Annual Meeting. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person by ballot. If you are the beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow the instructions of such bank, broker or other nominee to revoke your proxy or change your vote.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained AST Phoenix Advisors, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. AST Phoenix Advisors may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay AST Phoenix Advisors its customary fee, estimated to be approximately $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services.

Annual Report

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal 2014 (the “Annual Report”) have been made available to all stockholders entitled to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com/annuals.cfm.

Stockholder Proposals

The Company’s stockholders may submit proposals that they believe should be voted upon at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Stockholders may also recommend candidates for election to our Board of Directors for such Annual Meeting (see “Corporate Governance — Corporate Governance and Nominating Committee”).

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2015 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, no later than March 27, 2015, which is the date 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2015 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2015 Annual Meeting

(including a nomination to the Board) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) not less than 120 calendar days prior to the date of the 2015 Annual Meeting. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2015 Annual Meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If You Plan to Attend the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders and the Company’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding shares of common stock in brokerage accounts through a bank, broker or other nominee may be required to show a brokerage or account statement reflecting their stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact the Company at 1-408-542-2500 for directions to the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, 10 directors will be elected to serve until the 2015 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors. Proxies will be voted for the 10 nominees named below for election to our Board. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy. The proxies solicited by this Proxy Statement may not be voted for more than 10 nominees.

Majority Voting

In an uncontested election of directors, to be elected to our Board, each nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” such nominee must exceed the number of votes “AGAINST” such nominee. Under our Corporate Governance Guidelines, each director is required to submit in advance an irrevocable, conditional resignation that will be effective only upon both (1) the failure to receive the required vote at the next stockholders’ meeting at which the director faces reelection; and (2) our Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act to determine whether to accept the director’s irrevocable, conditional resignation and will submit its recommendation to our Board for consideration. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. Our Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale therefor within 90 days from the date of the certification of election results. The Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board has the discretion to accept or reject the offer of resignation of any director.

Information Regarding the Nominees

The name, age and position of each nominee as of July 17, 2014 are set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name of Nominee	Age	Position	Director Since
Thomas Georgens	54	Chairman of the Board and Chief Executive Officer	2008
T. Michael Nevens*	64	Lead Independent Director	2009
Jeffry R. Allen*	62	Director	2005
Tor R. Braham*	56	Director	2013
Alan L. Earhart*	70	Director	2004
Gerald Held*	66	Director	2009
Kathryn M. Hill*	57	Director	2013
George T. Shaheen*	70	Director	2004
Robert T. Wall*	69	Director	1993
Richard P. Wallace*	54	Director	2011

*	Denotes Independent Director.

THOMAS GEORGENS has been the Company’s Chief Executive Officer since August 2009 and a member of the Board since March 2008. Mr. Georgens was appointed as Chairman of the Board in April 2014. Mr. Georgens served as our President from January 2008 to April 2014 and was our Chief Operating Officer from January 2008 to August 2009, during which time he was responsible for all product operations and field operations worldwide. Mr. Georgens joined the Company in October 2005 as Executive Vice President and General Manager of Enterprise Storage Systems and served as our Executive Vice President of Product Operations from January 2007 to February 2008. Before joining the Company, Mr. Georgens spent nine years in various roles at LSI Corporation, an electronics design company, and its subsidiaries, including Chief Executive Officer of Engenio, President of LSI Logic Storage Systems and Executive Vice President of LSI Logic. Prior to LSI Corporation, Mr. Georgens spent 11 years at EMC Corporation, a computer storage and data management company, in a variety of engineering and marketing positions. Mr. Georgens is a member of the boards of Electronics for Imaging, Inc. and Autodesk, Inc. Mr. Georgens holds a B.S. degree and an M.E. degree in computer and systems engineering from Rensselaer Polytechnic Institute as well as an M.B.A. degree from Babson College.

As the Company’s Chief Executive Officer, Mr. Georgens has direct, day-to-day exposure to all aspects of our business. Additionally, as the Company’s Chairman of the Board, Mr. Georgens brings to our Board substantial management and executive experience, as well as extensive knowledge of the data storage industry. As a result of these and other factors, our Board believes that Mr. Georgens adds to our Board’s collective level of expertise, skills and qualifications.

T. MICHAEL NEVENS has been a member of the Board since December 2009 and Lead Independent Director since April 2014. Since May 2006, Mr. Nevens has been a senior advisor to Permira Funds, an international private equity fund. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Co., where he managed the firm’s Global High Technology Practice and chaired the firm’s IT vendor relations committee. Mr. Nevens currently serves on the boards of Altera Semiconductors, Inc., Ciena Corporation, and Active Video Networks, Inc., a private technology company. He also served on the board of Borland Software Corporation from 2004 to 2009, and Gehry Technologies, Inc. from December 2011 to January 2013. Mr. Nevens has a B.S. degree in physics from the University of Notre Dame and an M.S. degree in industrial administration from Purdue University.

Mr. Nevens’ experience in equity investments and advising various technology companies throughout the world led our Board to conclude that he would be a valuable member of our Board, particularly as the Company continues to grow internationally. His experience on the boards of both public and private technology companies also provides significant value and adds to his diverse perspective.

JEFFRY R. ALLEN has been a member of the Board since May 2005. Prior to joining the Board, Mr. Allen was the Executive Vice President of Business Operations of the Company. Mr. Allen joined the Company in 1996 as the Chief Financial Officer and Vice President of Finance and Operations. Prior to joining the Company, Mr. Allen served as Senior Vice President of Operations for Bay Networks, Inc., a networking company, where he was responsible for manufacturing and distribution functions. From 1990 to 1995, he held the position of Controller for SynOptics Communications, Inc., a computer communications company, and subsequently became Vice President and Controller for Bay Networks, the new company created via the merger of SynOptics and Wellfleet Communications, Inc. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems, and financial management positions, including controller for the Information Networks Group. Mr. Allen is currently Lead Independent Director of Barracuda Networks, a public technology company, and a director of Metaswitch Networks, a private technology company. Mr. Allen holds a B.S. degree in accounting from San Diego State University.

Our Board nominated Mr. Allen to serve as a director because he brings to our Board extensive experience gained from working in the technology industry in a variety of positions at the senior management level, including almost 10 years at the Company. In addition, Mr. Allen qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. With a strong mix of operational and financial knowledge, both generally and specifically in regards to the Company, Mr. Allen adds to our Board’s collective level of expertise, skills and qualifications.

TOR R. BRAHAM joined the Board in September 2013. Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, an international financial service group, from 2004 until 2012. Prior to that, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston, an international financial services group, from October 2000 until 2004. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham earned a B.A. degree in English from Columbia College and a J.D. degree from New York University School of Law.

Mr. Braham brings to our Board extensive financial expertise as well as knowledge of the technology industry. Our Board believes that as an investment banker and lawyer to technology companies, Mr. Braham has a strong understanding of the challenges facing technology companies. For these and other reasons, our Board believes that Mr. Braham adds to our Board’s collective level of expertise, skills and qualifications.

ALAN L. EARHART has been a member of the Board since December 2004. From 1970 until his retirement in 2001, Mr. Earhart held several positions with Coopers & Lybrand and its successor, PricewaterhouseCoopers LLP, including most recently as managing partner of PricewaterhouseCoopers’ Silicon Valley offices. Mr. Earhart currently serves on the board of directors of Brocade Communication Systems, Inc. and Rovi Corporation (formerly known as Macrovision Solutions Corporation), both public technology companies, and is an independent consultant and retired partner of PricewaterhouseCoopers. He previously served on the boards of directors of Monolithic Power Systems and Quantum Corporation. Mr. Earhart holds a B.S. degree in accounting from the University of Oregon.

Our Board selected Mr. Earhart to serve as a director because he brings to our Board a deep knowledge of financial and accounting issues. Through his work experience and service on the boards of several high technology public companies, Mr. Earhart has developed knowledge of the complex issues facing global companies today. In addition, Mr. Earhart qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. Mr. Earhart is a skilled advisor who makes a strong contribution to the diversity of perspectives on our Board.

GERALD HELD has been a member of the Board since December 2009. Since 1999, Mr. Held has been the Chief Executive Officer of Held Consulting Group, LLC. From 2006 to 2010, he was the Executive Chairman of Vertica Systems, an analytic database company that was acquired by Hewlett-Packard Company. From 2002 to 2008, Mr. Held was on the board of Business Objects SA. He was also a founding director for Microplace, Inc., a microfinance marketplace that was acquired by eBay, Inc. and Chairman of Bella Pictures, Inc., which was acquired by CPI Corp. Mr. Held currently serves on the boards of Informatica Corporation, a public technology company, and Risk Management Solutions, a technology company that is a subsidiary of Daily Mail and General Trust Plc. Mr. Held also serves on the boards of several private companies, including Trickplay Inc. and Software Development Technologies Corp. Mr. Held previously served on the board of directors of Unwired Planet, Inc. (formerly known as Openwave Systems, Inc.) from 2005 to 2012. From 1976 to 1997, Mr. Held served in a variety of executive roles at Tandem Computers, Inc. and Oracle Corporation.

Our Board selected Mr. Held to serve as a director because he has over 40 years of experience in developing, managing and advising technology organizations. He also has experience leading organizations through periods of growth, including growing a startup company into a public company that generated several billion dollars in annual revenue. In addition to his professional experience, Mr. Held has a strong technical background, including an M.S. degree in systems engineering from the University of Pennsylvania and a Ph.D. degree in computer science specializing in relational database technology from University of California, Berkeley.

KATHRYN M. HILL joined the Board in September 2013. Ms. Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, Executive Advisor from 2011 to 2013, Senior

Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Prior to Cisco, Ms. Hill had a number of engineering roles at various technology companies. Ms. Hill currently serves on the board of directors of Moody’s Corporation, a provider of credit ratings, research, tools and analysis for financial markets, and is a member of the Board of Trustees for the Anita Borg Institute for Women and Technology. Ms. Hill received a B.S. degree in Mathematics from Rochester Institute of Technology.

Ms. Hill brings to our Board extensive experience in business management and leadership of engineering and operations organizations. Ms. Hill also has experience leading global technology organizations. Our Board believes that this experience as well as Ms. Hill’s service on the board of another public company adds to our Board’s collective level of expertise, skills and qualifications.

GEORGE T. SHAHEEN has been a member of the Board since June 2004. From December 2006 until July 2009, he was the Chief Executive Officer and Chairman of the board of directors of Entity Labs, Ltd., a technology company in the data collection, storage and analytics space. Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM (customer relationship management) software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc. Prior to joining Webvan Group, Inc., Mr. Shaheen was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture. Mr. Shaheen currently serves as Chairman of the Board of Korn/Ferry International. He also serves on the boards of Green Dot Corporation, Marcus & Millichap Inc. and 24/7 Customer, Inc. He is a member of the Strategic Advisory Board of Genstar Capital. He has served as an IT Governor of the World Economic Forum and as a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University.

Our Board selected Mr. Shaheen to serve as a director because he has significant experience leading, managing and advising companies. Mr. Shaheen’s consulting background gives him keen insight into sales and the customer-based, service aspect of the Company’s operations. In addition, Mr. Shaheen has expertise on compliance matters as a result of his service on the boards of several private and public technology companies, including service as a chairman and member of the audit and compensation committees of those boards.

ROBERT T. WALL has been a member of the Board since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was a founder and, from November 2000 to December 2006, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company that was acquired by Qualcomm, Inc. in December 2006. From June 1997 to November 1998, he was Chief Executive Officer and a member of the board of directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President, and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997, and was a member of the board of directors of Complete Genomics, Inc., a human genome sequencing and informatics company, from September 2010 to March 2013. Mr. Wall has been a member of the Board of Trustees of the Fine Arts Museums of San Francisco since June 2007 and a member of the Visiting Committee, Arts of Africa, Oceania, and the Americas at the Metropolitan Museum of Art in New York since March 2007. He received an A.B. degree in economics from DePauw University and an M.B.A. degree from Harvard Business School.

Our Board selected Mr. Wall to serve as a director because he brings to our Board over 30 years of experience leading and founding several technology companies, including companies in the data storage, computer systems, and wireless networking areas. As the Company’s first outside director, he brings a long-term perspective of the evolution of the Company to its present position and the development of its management team. In addition to having served on the boards of other public companies, he has also had a varied strategic M&A experience, both as an industry executive and as head of technology investment banking.

RICHARD P. WALLACE joined the Board in March 2011. Mr. Wallace currently serves as the President and Chief Executive Officer of KLA-Tencor Corporation, a supplier of process control and yield management solutions for semiconductor and related microelectronics industries. He began his career at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his tenure with the company. Mr. Wallace became the CEO and member of the board of KLA-Tencor in January 2006. Mr. Wallace also previously served as a member of the board of directors for Semiconductor Equipment and Materials International (SEMI), an industry trade association and previously served as a member of the board of directors for Beckman Coulter from 2009 to 2011. Mr. Wallace earned his B.S. degree in electrical engineering from the University of Michigan and an M.S. degree in engineering management from Santa Clara University.

Our Board selected Mr. Wallace to serve as a director because of his experience as chief executive officer of a publicly traded high-technology company. He brings to our Board more than two decades of experience gained while working at a technology company that has experienced growth. Mr. Wallace offers a unique perspective and expertise that is relevant to leading and advising a growth company. His experience as a board member of another publicly traded company also provides important value and adds to his unique perspective.

Information Regarding Departing Directors

At the Annual Meeting, two of the Company’s current directors, Daniel J. Warmenhoven and Nicholas G. Moore, will conclude their service on our Board. We thank them for their years of distinguished service and many contributions to the Company.

DANIEL J. WARMENHOVEN has been a member of the Board of Directors since October 1994 and was Executive Chairman of the Company from August 2009 to April 2014. Mr. Warmenhoven was Chief Executive Officer of the Company from October 1994 to August 2009. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer, and chairman of the board of directors of Network Equipment Technologies, Inc., a telecommunications equipment company, from November 1989 to January 1994. Prior to Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard Company, a global computer and information technology company, from 1985 to 1989, and IBM Corporation, a global computer and information technology company, from 1972 to 1985. Mr. Warmenhoven is lead independent director at Palo Alto Networks, lead independent director of Aruba Networks, Inc., a director of Bechtel, Inc., vice chairman of the board of the Tech Museum of Innovation in San Jose, California and a trustee of Bellarmine College Preparatory in San Jose, California. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

NICHOLAS G. MOORE has been a member of the Board since April 2002 and was Lead Independent Director from August 2009 to April 2014. Mr. Moore served as Global Chairman of PricewaterhouseCoopers LLP, an accounting firm, from July 1998 until June 2001, and Chief Executive Officer of PricewaterhouseCoopers LLP from July 1998 until June 2000. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it merged with Price Waterhouse LLP. Mr. Moore is a member of the boards of Gilead Sciences, Bechtel Corporation, and E2open, Inc. Mr. Moore received a B.S. degree in accounting from St. Mary’s College and a J.D. degree from Hastings College of Law, University of California.

Vote Required

To be elected to our Board, each director nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that nominee. Unless you indicate otherwise, your proxy will be voted “FOR” the election of each nominee.

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR the Election of All of the Nominees Named Above

CORPORATE GOVERNANCE

Our Board has adopted policies and procedures that our Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market, LLC (“NASDAQ”).

Board Leadership Structure

Our Board does not currently have a policy on whether the roles of Chief Executive Officer and Chairman of the Board may be filled by one individual. This allows our Board flexibility to better address the leadership needs of the Company as it deems appropriate. Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by our Board.

On April 4, 2014, Mr. Warmenhoven announced his decision to retire as Executive Chairman of the Board, and our Board elected Mr. Georgens as Chairman of the Board. As a result, the roles of Chief Executive Officer and Chairman of the Board are now held by Mr. Georgens. Our Board currently believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, he is most able to effectively communicate Board strategy to the other members of management and implement Board directives. Our Board also believes that this unified structure provides the Company with strong and consistent leadership and that, given the dynamic and competitive environment in which we operate, having one clear leader in both roles, with deep industry expertise and Company knowledge, ensures decisive and effective leadership internally and externally.

We have designated one of our directors as “Lead Independent Director,” and believe that this position is integral to our Board structure. The Lead Independent Director chairs Board meetings when the Chairman of the Board is not present; schedules, sets the agenda for and chairs executive sessions; and chairs matters that are within the purview of the independent directors. The Lead Independent Director also chairs meetings of the Corporate Governance and Nominating Committee; serves as a liaison between the Chairman of the Board and the independent directors; calls special meetings of the individual directors serving on the Board, when appropriate; discusses issues raised by the independent directors with the full Board or members of management; previews materials sent to the Board prior to board meetings; recommends to the Board the retention of consultants who report directly to the full Board, when asked to do so; and performs such other functions and responsibilities as requested by the Board from time to time. Prior to April 4, 2014, Mr. Moore served as our Lead Independent Director. On April 4, 2014, our Board elected Mr. Nevens as our Lead Independent Director.

As described in more detail below, our Board of Directors has three standing committees, each of which is comprised of only independent directors and chaired by an independent director. Our Board of Directors delegates substantial responsibility to each Board committee, which regularly reports its activities and actions back to the Board. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Corporate Governance Guidelines

Our Board has adopted a formal set of Corporate Governance Guidelines concerning various issues related to Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline. A copy of the Corporate Governance Guidelines is available on our website at http://investors.netapp.com/governance.cfm.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our executive officers are responsible for the day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of our Board in setting our business strategy at least annually is a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding certain risks the Company faces.

Each committee of our Board oversees specific aspects of risk management. For example, our Audit Committee oversees the management of risks associated with our financial reporting, accounting and auditing matters; our Compensation Committee oversees the management risks associated with succession planning and the relationship between our compensation policies and programs; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning. Our committees regularly report their findings to our Board.

Other than when our Board or a committee of our Board meets in executive session, senior management attends all meetings of our Board and its committees and is available to address questions raised by directors with respect to risk management and other matters.

Independent Directors

•	A majority of our Board is comprised of “independent directors,” as defined in the applicable NASDAQ rules.

•	The independent directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

•	The Lead Independent Director is a nonemployee director and is independent (as defined by the NASDAQ rules).

Corporate Governance and Nominating Committee

•	Our Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

•	To assist with director nominations, our Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to our Board. Although there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit qualifications that will increase overall Board effectiveness, including independence, previous experience as an executive or director with other successful companies, and ability to meet other requirements under applicable rules, such as the requirement that Audit Committee members have an appropriate level of financial literacy and expertise. In evaluating the suitability of a particular director nominee, our Board considers a broad range of factors, including, without limitation, the nominee’s character, integrity, judgment, independence, age, skills, education, expertise, length of service, understanding of the Company’s business, and willingness and ability to make the necessary time commitment to perform diligently the duties of a director. In addition, our Board considers any agreements or arrangements between a director nominee and any third party that provides compensation to the director nominee in connection with his or her service on our Board, and believes that such agreements or arrangements create a conflict between the director nominee and the Company’s stockholders, thereby potentially disqualifying such nominee from serving as a director.

•	The Corporate Governance and Nominating Committee makes an effort to ensure that our Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation, personal traits and backgrounds. Additionally, although we have no formal policy with respect to diversity, due to the global and complex nature of our business, our Board believes it is important to identify otherwise qualified candidates who would increase our Board’s racial, ethnic, gender and/or cultural diversity. No specific weights are assigned to particular criteria, and the Corporate Governance and Nominating Committee does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to our Board are also considered.

•	In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on a variety of resources to compile a list of potential candidates, including, among other things and depending upon the circumstances, its network of contacts, searches of corporate, academic and government environments and resources, and, when appropriate, a professional search firm. The Corporate Governance and Nominating Committee believes utilizing such a broad variety of resources furthers our Board’s goal of ensuring the identification and consideration of a diverse range of qualified candidates, including, without limitation, women and minority candidates. The Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

•	If the Corporate Governance and Nominating Committee determines that it wants to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of third-party executive search firms to help determine the skills and qualifications that would best complement our Board and identify prospective director nominees.

•	The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination, except that it is the Company’s policy not to consider individuals recommended by stockholders unless the recommending stockholders have continuously held at least 3% of the outstanding shares of the Company’s voting securities for at least three years prior to the date on which the recommendation is submitted.

•	A stockholder who desires to recommend a candidate for election to our Board must direct the recommendation in writing to NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attention: Corporate Secretary and must include the same information required by the Company’s bylaws in connection with the nomination of a director of our Board, including, without limitation, the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and the Company within the last three years; evidence of the nominating person’s ownership of Company stock; and a written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines.

•	All of the members of the Corporate Governance and Nominating Committee meet the applicable requirements for independence from Company management.

•	Our Board has adopted a charter for the Corporate Governance and Nominating Committee that meets applicable NASDAQ standards and is available at http://investors.netapp.com/governance.cfm. The Corporate Governance and Nominating Committee charter is reviewed by the Corporate Governance and Nominating Committee on an annual basis.

Compensation Committee

•	All of the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable NASDAQ and Internal Revenue Service rules.

•	The Compensation Committee evaluates and approves the compensation policies, plans and programs for our Chief Executive Officer, other executive officers and non-employee board members and sets compensation in accordance with the Compensation Committee charter.

•	The Compensation Committee reviews and approves our incentive compensation plans in accordance with the Compensation Committee charter.

•	In accordance with NASDAQ rules, the Compensation Committee reviews and assesses the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Compensation Committee.

•	Our Board has adopted a charter for the Compensation Committee that meets applicable NASDAQ standards and is available at: http://investors.netapp.com/governance.cfm. The Compensation Committee charter is reviewed by the Compensation Committee on an annual basis.

Audit Committee

•	The Audit Committee has established policies and procedures that are consistent with the SEC and NASDAQ requirements for auditor independence.

•	All of the members of the Audit Committee meet the applicable requirements for independence from Company management and requirements for financial literacy.

•	Each member of the Audit Committee has the requisite financial management expertise.

•	The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

•	Deloitte & Touche LLP reports directly to the Audit Committee.

•	The internal audit function of the Company reports directly to the Audit Committee.

•	Our Board has adopted a charter for the Audit Committee that meets applicable NASDAQ standards and is available at http://investors.netapp.com/governance.cfm. The Audit Committee charter is reviewed by the Audit Committee on an annual basis.

Stockholder Meeting Attendance for Directors

•	While we do not have a formal policy for director attendance at our Annual Meetings of Stockholders, historically they have been scheduled on the same day as a Board of Directors meeting and were attended by at least a majority of the directors. In 2013, 11 directors attended the Annual Meeting of Stockholders.

Code of Conduct

•	The Company has adopted a Code of Conduct that includes a conflict of interest policy that applies to all directors, officers and employees.

•	All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct.

•	The Code of Conduct is posted on the Company’s website at: http://investors.netapp.com/governance.cfm. The Company will post any amendments to or waivers of the provisions of the Code of Conduct on its website.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attn: Corporate Secretary. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

Meetings and Committees of our Board of Directors

Our Board held nine regular meetings during fiscal 2014. During fiscal 2014, each member of our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during fiscal 2014; and (2) the total number of meetings held by all Board committees on which such director served, in each case covering the periods of fiscal 2014 during which such director served on our Board or such committees, as applicable.

There are no family relationships among executive officers, directors or nominees of the Company. Our Board currently has three standing committees, each of which operates under a charter approved by our Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

The members of the committees as of the date of this Proxy Statement are identified in the following table:

Director	Audit	Compensation	Corporate Governance and Nominating
Thomas Georgens
T. Michael Nevens	X		Chair
Jeffry R. Allen	X
Tor R. Braham	X
Alan L. Earhart	Chair		X
Gerald Held		X
Kathryn M. Hill		X
Nicholas G. Moore
George T. Shaheen		X
Robert T. Wall		Chair	X
Richard P. Wallace		X
Daniel J. Warmenhoven

The Audit Committee is composed of directors Earhart, Allen, Braham and Nevens, all of whom are independent in accordance with the requirements of applicable SEC and NASDAQ rules and regulations. Mr. Braham joined the Audit Committee in July 2014. Our Board has determined that Messrs. Earhart and Allen each qualify as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/governance.cfm. The Audit Committee of our Board held nine regular meetings during fiscal 2014.

The Compensation Committee is composed of directors Wall, Held, Hill, Shaheen and Wallace, all of whom are independent in accordance with applicable NASDAQ rules and qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Ms. Hill joined the Compensation Committee in July 2014. The Compensation Committee establishes salaries, incentive compensation programs, and other forms of compensation for our officers; creates the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company; and administers the incentive compensation and benefit plans of the Company. In carrying out its responsibilities, the Compensation Committee reviews, at least annually, compensation for the Chief Executive Officer and other officers, corporate goals relevant to compensation, and executive and leadership development policies. The Compensation Committee meets regularly with its outside advisors independently of management. The Compensation Committee held seven regular meetings during fiscal 2014.

The Corporate Governance and Nominating Committee is composed of directors Nevens, Earhart and Wall, all of whom are independent in accordance with applicable NASDAQ rules. The Corporate Governance and Nominating Committee evaluates and recommends to our Board candidates for Board membership and considers nominees recommended by stockholders who satisfy the conditions described above under “Corporate Governance — Corporate Governance and Nominating Committee.” The Corporate Governance and Nominating Committee also develops and recommends corporate governance policies and other governance guidelines and procedures to our Board. The Corporate Governance and Nominating Committee held six meetings during fiscal 2014. Mr. Moore who is also independent in accordance with applicable NASDAQ rules, served as Chairman of the Corporate Governance and Nominating Committee from the beginning of fiscal 2014 until April 4, 2014, when he announced his decision to resign from our Board, effective as of the date of the Annual Meeting. Mr. Nevens joined the Corporate Governance and Nominating Committee as chair in April 2014 in connection with his appointment as Lead Independent Director.

Prior to May 2014, our Board had a Strategy Committee composed of directors Nevens, Allen, Georgens, Held, Warmenhoven and Wall, a majority of whom are independent. The Strategy Committee assisted in the development, articulation and execution of the Company’s long-term strategic planning and reviewed, evaluated, and approved certain acquisitions, divestitures, and other strategic transactions for the Company. The Strategy Committee held two meetings during fiscal 2014. The Strategy Committee was disbanded in May 2014 in connection with Board structural changes, and the full Board has assumed those responsibilities formerly assigned to the Strategy Committee.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation and form of compensation for nonemployee directors annually. The nonemployee directors receive annual retainers as well as equity awards for their service on our Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to the nonemployee directors and Mr. Warmenhoven for fiscal 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)(4)	Option Awards ($)(2)(4)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Michael Nevens	97,500	—	251,538	—	—	—	349,038
Jeffry R. Allen	85,000	123,294	125,775	—	—	—	334,069
Tor R. Braham	45,000	246,587	—	—	—	—	291,587
Alan L. Earhart	111,250	123,294	125,775	—	—	—	360,319
Gerald Held	79,500	123,294	125,775	—	—	—	328,569
Kathryn M. Hill	45,000	246,587	—	—	—	—	291,587
Nicholas G. Moore	108,750	123,294	125,775	—	—	—	357,819
George T. Shaheen	70,750	123,294	125,775	—	—	—	319,819
Robert T. Wall	107,125	123,294	125,775	—	—	—	356,194
Richard P. Wallace	70,750	—	251,538	—	—	—	322,288
Daniel J. Warmenhoven(3)	—	—	—	—	—	—	—

(1)	The amounts in this column represent compensation that was earned in fiscal 2014. Our Board year does not correspond with our fiscal year and the Board fees are paid at the beginning of each quarter of the Board year. A portion of the fees earned during the first quarter of fiscal 2014 were paid in the last quarter of fiscal 2013 and are included in this table. A portion of the fees earned during the first quarter of fiscal 2015 were paid in the last quarter of fiscal 2014 and are not included in this table.
(2)	The amounts reported represent the grant date fair value of restricted stock unit (“RSU”) and option awards to the director under the Company’s Amended and Restated 1999 Stock Option Plan and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report. These amounts do not necessarily represent the actual value that may be realized by the nonemployee director.
(3)	During fiscal 2014, Mr. Warmenhoven did not receive compensation as a director but did receive compensation as an employee of the Company in his role as Executive Chairman. In fiscal 2014, Mr. Warmenhoven received $375,000 in salary, $723,000 in RSUs, $586,434 in option awards, $363,000 in nonequity incentive plan compensation and $5,681 in all other compensation for a total of $2,053,115. The amounts for RSUs and Option Awards were calculated in accordance with footnote 2 above. As of April 25, 2014, Mr. Warmenhoven held options to purchase an aggregate of 1,371,404 shares of common stock and RSUs covering an aggregate of 46,175 shares of common stock.

(4)	The table below sets forth the number of shares of common stock subject to outstanding options and RSUs held by the nonemployee directors as of April 25, 2014:

Name	# of Outstanding Options (in Shares)	# of RSUs (in Shares)	Total Equity Awards Outstanding
T. Michael Nevens	134,831	—	134,831
Jeffry R. Allen	121,416	2,856	124,272
Tor R. Braham	—	5,712	5,712
Alan L. Earhart	64,416	2,856	67,272
Gerald Held	74,416	18,188	92,604
Kathryn M. Hill	—	5,712	5,712
Nicholas G. Moore(1)	85,416	15,188	100,604
George T. Shaheen	141,916	2,856	144,772
Robert T. Wall	181,416	2,856	184,272
Richard P. Wallace	84,331	9,166	93,497
(1) Includes 25,000 options held by Moore Family Ventures L.P.

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our nonemployee directors as of the end of fiscal 2014:

Position	Annual Cash Retainer ($)	Equity Grants ($)
Board of Directors
Lead Independent Director	90,000	250,000
Board Member (other than Lead Independent Director)	60,000	250,000
Audit Committee
Chairperson	50,000	—
Member	20,000	—
Compensation Committee
Chairperson	37,500	—
Member	15,000	—
Corporate Governance and Nominating Committee
Chairperson	25,000	—
Member	10,000	—
Strategy Committee(1)
Chairperson	25,000	—
Member	10,000	—

(1)	The Strategy Committee was disbanded in May 2014.

In May 2014, the Compensation Committee evaluated the compensation for nonemployee directors and determined to make no changes to the terms of the compensation arrangement for nonemployee directors.

Our nonemployee directors are eligible to receive automatic annual equity awards under the Automatic Award Program of the 1999 Plan pursuant to an outside director compensation policy adopted by our Board and the Compensation Committee, which may be revised from time to time as our Board or the Compensation Committee deems appropriate. A nonemployee director may elect to receive his or her automatic equity grants either in the form of all stock options or all RSUs or in a combination of 50% stock options and 50% RSUs, at the nonemployee director’s discretion.

A newly elected or appointed director receives a pro-rated grant upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs after February of the applicable year).

Equity awards for nonemployee directors are represented as a dollar value rather than a fixed number of shares. For these purposes, the value of any awards of RSUs will equal the product of the fair market value of one share of common stock on the grant date of such award, and the aggregate number of RSUs. With respect to stock options, the value is determined by using the Black-Scholes option valuation methodology, or such other methodology our Board or the Compensation Committee may determine, on the grant date of the option.

Each nonemployee director is also eligible to receive an annual cash retainer for his or her Board and committee service, pursuant to the terms of the outside director compensation policy. The Compensation Committee has approved a deferral program for our nonemployee directors, which allows each nonemployee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. If the nonemployee director does not elect to defer his or her cash compensation, he or she will continue to receive his or her cash compensation as set forth above. Additionally, to the extent that a nonemployee director elects to receive a portion of his or her automatic equity grant in the form of RSUs, the director may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her vested RSUs and defer income taxation until the award is paid. An election to defer the payout of the vested RSUs is not intended to increase the value of the payout to the nonemployee director, but rather to give the nonemployee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements.

In May 2012, the Company adopted stock ownership guidelines applicable to the Company’s nonemployee directors to ensure the directors remain meaningfully invested in Company stock. Under the terms of the guidelines, each nonemployee director must hold a minimum number of shares of the Company’s common stock equal in value to at least three times the amount of such director’s annual cash retainer amount. The Company’s nonemployee directors have five years from the adoption date of the stock ownership guidelines to meet these guidelines.

At the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), each of the individuals re-elected as a nonemployee Board member received a number of RSUs and/or an option grant for a number of shares as indicated in the table below. In addition, Mr. Braham and Ms. Hill, who joined our Board at that time, received the number of RSUs as indicated in the table below.

Name(1)	RSUs		Stock Option Grants (in Shares)	Stock Option Exercise Price ($)(2)	Grant Date
T. Michael Nevens	—		22,831	43.77	September 13, 2013
Jeffry R. Allen	2,856		11,416	43.77	September 13, 2013
Tor R. Braham	5,712		—	—	September 13, 2013
Alan L. Earhart	2,856		11,416	43.77	September 13, 2013
Gerald Held	2,856		11,416	43.77	September 13, 2013
Kathryn M. Hill	5,712		—	—	September 13, 2013
Nicholas G. Moore	2,856	(3)	11,416	43.77	September 13, 2013
George T. Shaheen	2,856		11,416	43.77	September 13, 2013
Robert T. Wall	2,856		11,416	43.77	September 13, 2013
Richard P. Wallace	—		22,831	43.77	September 13, 2013

(1)	Mr. Warmenhoven does not receive compensation as a director but does receive compensation as an employee of the Company. Please see footnote 3 to the Director Compensation Table.
(2)	Represents the fair market value per share of common stock on the grant date.
(3)	Prior to the date of grant, Mr. Moore elected to defer the vesting and release of his RSUs to January 15, 2017. Because he is not standing for re-election, these RSUs will vest upon the conclusion of his service on our Board at the Annual Meeting.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Introduction

We are asking our stockholders to approve an amendment to the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares that may be issued thereunder by 7,500,000. The Board has approved the increase in the number of shares reserved for issuance under the 1999 Plan, subject to approval from stockholders at the Annual Meeting. The Company’s named executive officers and directors have an interest in this Proposal No. 2.

The 1999 Plan is intended to increase incentives and to encourage stock ownership on the part of eligible employees, nonemployee directors and consultants who provide significant services to the Company and its affiliates. The Company believes strongly that the approval of the amendment to the 1999 Plan to enable the Company to continue to use the 1999 Plan to achieve our goals in attracting and retaining our most valuable asset, our employees. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. Our employees’ innovation and productivity are critical to our success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.

Our Board approved the increase to the number of shares reserved for issuance under the 1999 Plan following substantial review and deliberation. In determining the number of shares reserved for issuance under the 1999 Plan, our Board considered a number of factors, including:

•	Historical Grant Practices. Our Board considered the historical numbers of equity awards that the Company has granted in the past three years. Our three-year burn rate, which we define as the number of options plus adjusted RSUs (adjusted consistent with the ISS volatility multiplier) subject to equity awards granted in a year divided by the weighted average shares of common stock outstanding for that fiscal year is below industry guidelines recommended by Institutional Shareholder Services.

•	Forecasted Grant Practices. For fiscal 2015, we currently forecast granting options and full value awards (in the form of RSUs) covering 14,571,000 shares, which is equal to 4.48% of our common stock outstanding as of July 17, 2014. We also forecast cancellation of options and forfeitures of RSUs of approximately 1,531,250 shares over this period, based on our historic rates. If our expectation for cancellations is accurate, our net grants (grants less cancellations) for fiscal 2015 would be approximately 13,039,750 shares, or approximately 4.0% of our common stock outstanding as of July 17, 2014. If approved, the amendment to the 1999 Plan would increase the number of shares issuable under the 1999 Plan by an additional 7,500,000 shares, bringing the total number of shares available for future grants to 13,523,410 shares as of July 17, 2014, assuming that the additional 7,500,000 shares were available for grant on that date. We believe, and the Board considered, that this expected forecast will provide us with a share reserve that will allow us to make equity awards for expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for fiscal 2015. On behalf of our Board, the Compensation Committee expects that the total available shares for issuance under the 1999 Plan (as proposed to be amended) should be sufficient to cover the Company’s projected equity awards for the current, as well as into the following, fiscal year. Consistent with its practice in prior years, the Company anticipates making future requests for additional increases in the share reserve on an annual basis so that stockholders can routinely evaluate the 1999 Plan’s continued effectiveness. However, circumstances, such as a change in business conditions, our compensation programs or our strategy, could alter this projection and our expectations.

•	Awards Outstanding Under Existing Grants and Dilutive Impact. As of July 17, 2014, we have outstanding stock options covering approximately 15,803,035 shares and approximately 14,961,090 unvested RSUs. On behalf of our Board, the Compensation Committee evaluated the value of available awards (adjusted for the relative dilutive cost of stock options vs. full value shares), based on outstanding awards under the 1999 Plan as a percentage of the Company’s market capitalization, and determined that authorizing 7,500,000 additional shares for issuance under the 1999 Plan, in addition to shares remaining available for issuance under the 1999 Plan, was reasonable relative to accepted technology industry norms of value transfer. Accordingly, the approximately 30,764,125 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 9.5% of our outstanding shares as of July 17, 2014, and the total of approximately 13,523,410 shares that would be available for issuance if Proposal No. 2 is approved would represent an additional 4.2% of our outstanding shares. Based on this analysis, the Compensation Committee concluded that the total overhang percentage was within the 50th and 75th percentile of its peer group (modified to exclude Microsoft, IBM, Oracle, Hewlett-Packard and CommVault due to them being substantially different in size than NetApp) and would not result in excessive overhang for stockholders.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under all of the Company’s equity compensation plans, including the 1999 Plan and equity compensation plans assumed by the Company in connection with mergers and acquisitions.

Selected Data as of July 17, 2014
Number of shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions(1)	30,764,125
Number of shares subject to outstanding options	15,803,035
Weighted average exercise price of outstanding options	$34.66
Weighted average remaining term of outstanding options (in years)	3.77
Number of shares subject to outstanding full value awards	14,961,090
Shares remaining for grant under the 1999 Plan (assuming this Proposal No. 2 is approved)	13,523,410
Shares remaining for grant under all other equity compensation plans	0

(1)	Does not include shares of common stock reserved for issuance under the Company’s Employee Stock Purchase Plan. See Proposal No. 3 for additional information regarding these shares.

Under the 1999 Plan, shares subject to full value awards granted on or after the 2013 Annual Meeting will count against the share reserve as two shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as two shares against the 1999 Plan reserve is returned to the 1999 Plan, then the 1999 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 1999 Plan.

Description of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The 1999 Plan is set forth in its entirety and is attached as Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan.

The 1999 Plan is divided into five separate equity programs:

1. Discretionary Option Grant Program. Under the Discretionary Option Grant Program, the Plan Administrator (as defined below) is able to grant options to purchase shares of stock at an exercise price not less than the fair market value of those shares on the grant date.

2. Stock Appreciation Rights Program. Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in the shares subject to the award between the date of grant and the exercise date.

3. Stock Issuance Program. Under the Stock Issuance Program, the Plan Administrator is able to make direct issuances of shares of stock either through the issuance (or promise to issue) or immediate purchase of such shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. In addition, the Plan Administrator is able to make grants of RSUs on such terms as the Plan Administrator deems appropriate.

4. Performance Share and Performance Unit Program. Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest.

5. Automatic Award Program. Under the Automatic Award Program, nonemployee directors automatically receive award grants at periodic intervals to purchase or receive shares of stock.

Administration of the 1999 Plan

The Compensation Committee of the Board administers the 1999 Plan (“Plan Administrator”). The members of the Compensation Committee qualify as nonemployee directors under Rule 16b-3 of the Exchange Act and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), such that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan.

Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees, consultants, nonemployee directors and other independent advisors who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards; provided, however, that the Company is unable (without the approval of stockholders) to reduce the exercise price of any outstanding stock options or stock appreciation rights granted under the 1999 Plan or cancel any outstanding stock options or stock appreciation rights and immediately replace them with new stock options or stock appreciation rights with a lower exercise price, awards of a different type, and/or cash. Administration of the Automatic Award Program is self-executing in accordance with the terms of the program, but the Plan Administrator has discretion to revise the amount or type of award made under the program on a prospective basis. Subject to the terms of our Compensation Committee charter, the Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to a subcommittee consisting of at least two members, at least one of whom must be a member of the Board and the other of whom may be an officer or the Company’s Executive Vice President of Human Resources, subject to Section 16(b) of the Exchange Act (such officers are referred to herein as “executive officers”), but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

If Proposal No. 2 is approved, a total of 128,880,429 shares will be reserved for issuance under the 1999 Plan. As of July 17, 2014, (1) 30,153,118 shares were subject to outstanding awards granted under the 1999 Plan, of which 15,344,503 shares were subject to option awards and 14,808,615 shares were subject to full value awards; and (2) 6,023,410 shares remained available for any new awards to be granted in the future. Shares subject to full value awards granted on or after the 2013 Annual Meeting will count against the share reserve as two shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as two shares against the 1999 Plan reserve pursuant to the preceding sentence is returned to the 1999 Plan, the 1999 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 1999 Plan. As of July 17, 2014, the outstanding option awards have a weighted-average exercise price of $35.07 per share and a weighted-average remaining term of 3.83 years. The closing price of our common stock was $36.70 on July 17, 2014.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 Plan; (2) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, RSUs, or performance shares or performance units under the 1999 Plan per calendar year; (3) the class and/or number of securities and the purchase price per share in effect under each outstanding award; and (4) the class and/or number of securities for which automatic awards are to be subsequently made under the Automatic Award Program. The Plan Administrator will make adjustments to outstanding awards to prevent the dilution or enlargement of benefits intended to be provided thereunder.

Eligibility

All of our employees (including employees of any parent or subsidiary, our Chief Executive Officer and the three most highly compensated officers), our non-employee members of the Board and any consultants and other independent advisors who provide services to the Company (or any parent or subsidiary of the Company) are eligible to receive awards under the 1999 Plan. However, the Company does not currently grant equity awards to its consultants or other independent advisors who provide services to the Company.

As of July  17, 2014, approximately 12,240 employees and 10 non-employee Board members, were eligible to participate in the 1999 Plan.

Discretionary Option Grant Program

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle the recipients, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of shares covered by each option, but during any calendar year, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 shares.

The exercise price of each option is set by the Plan Administrator, but cannot be less than 100% of the fair market value of the shares covered by the option on the date of grant. The exercise price of an incentive stock option must be at least 110% of fair market value if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

An option granted under the Discretionary Option Grant Program cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent that the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a nonstatutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven years after the grant date.

Stock Appreciation Rights Program

A stock appreciation right is the right to receive the appreciation in fair market value of the shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in either cash or shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock appreciation rights and/or options covering more than 3,000,000 shares during any calendar year. The exercise price of each stock appreciation right is set by the Plan Administrator, but cannot be less than 100% of the fair market value of the shares covered by the award on the date of grant. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven years after the grant date.

Stock Issuance Program

Stock issuances are awards where shares are or will be issued to a participant and the participant’s right to retain or receive such shares will vest in accordance with the terms and conditions established by the Plan Administrator. RSUs are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The number of shares covered by a stock issuance award or restricted stock unit awards will be determined by the Plan Administrator. During any calendar year, no participant is able to receive awards granted under the Stock Issuance Program covering more than 1,000,000 shares.

In determining whether an award should be made and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make an award only if the participant satisfies performance goals established by the Plan Administrator.

Performance Share and Performance Unit Program

Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria at its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid to participants. No participant is able to receive performance units with an initial value greater than $5,000,000, and no participant is able to receive more than 1,000,000 performance shares during any calendar year. Performance units will have an initial dollar value established by the Plan Administrator prior to the grant date. Performance shares have an initial value equal to the fair market value of a share on the grant date.

Performance Goals

The Plan Administrator (at its discretion) may make performance goals applicable to a participant with respect to an award intended to qualify as “performance-based compensation” under Section 162(m). At the Plan Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, EBIT, EBITDA, free cash flow, individual objectives, net income, operating cash flow, operating income, operating profit, return on assets, return on capital, return on equity, return on sales, and total stockholder return, in each case as defined in the 1999 Plan. The Plan Administrator may utilize other performance criteria for awards not intended to qualify as “performance-based compensation” under Section 162(m).

Automatic Award Program

The terms of the 1999 Plan provide that our nonemployee directors will automatically receive equity grants pursuant to a compensation policy adopted by the Board or the Compensation Committee that may be revised from time to time as the Board or the Compensation Committee deems appropriate. The Board has instituted a compensation policy for nonemployee directors whereby a nonemployee director may elect to receive his or her automatic equity grants either in the form of all stock options or in a combination of stock options and RSUs, at the nonemployee director’s discretion. Nonemployee directors are also eligible to receive discretionary awards pursuant to the other equity programs under the 1999 Plan. The Board or the Compensation Committee, in their respective discretion, may change and otherwise revise the terms of awards granted pursuant to the compensation policy for awards granted on or after the date they make the change.

Pursuant to the terms of the outside director compensation policy adopted by the Board and the Compensation Committee, our nonemployee directors are eligible to receive an automatic annual equity award equal in value to $250,000 under the Automatic Award Program of the 1999 Plan, which may be revised from time to time as our Board or the Compensation Committee deems appropriate. A nonemployee director may elect to receive his or her automatic equity grant either in the form of all stock options or in a combination of 50% stock options and 50% RSUs, at the nonemployee director’s discretion. A newly elected or appointed director receives a pro-rated grant upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs after February of the applicable year). Equity awards for nonemployee directors are represented as a dollar value rather than a fixed number of shares. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award; and (2) the aggregate number of RSUs. With respect to stock options, the value is determined by using the Black-Scholes option valuation methodology, or such other methodology our Board or the Compensation Committee may determine, on the grant date of the option.

The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value of the shares covered by the option on the date of grant. The shares subject to each nonstatutory stock option granted pursuant to an initial award is scheduled to vest over four years, with five-elevenths of such shares vesting upon the nonemployee director’s completion of one year of Board service measured from the option grant date and the remaining balance vesting in three equal annual installments over the three year period measured from the first anniversary of the option grant date (assuming that he or she remains a nonemployee director on each scheduled vesting date). The shares subject to each nonstatutory stock option granted pursuant to an annual award shall become 100% vested on the day preceding the next annual stockholders meeting following the grant date, subject to the nonemployee director’s continued service on such date. An option granted under the compensation policy is immediately exercisable. However, any shares purchased under the option program are subject to repurchase by the Company if the nonemployee director ceases service on the Board prior to vesting. If a nonemployee director terminates his or her service on the Board due to death or disability, his or her options would immediately vest.

Options granted to nonemployee directors generally expire no later than seven years after the date of grant. If a nonemployee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

RSUs granted under the compensation policy shall have a value equal to the fair market value of the shares on the grant date. RSUs granted pursuant to an initial award vest over four years, with 5/11ths of the RSUs vesting upon the completion of the nonemployee director’s first year of service on the Board measured from the RSU grant date and the remaining balance of RSUs vesting in three equal annual installments over the three year period measured from the first anniversary of the RSU grant date (assuming that he or she remains a nonemployee director on each scheduled vesting date). All RSUs granted pursuant to an annual award become 100% vested on the day preceding the next annual stockholders meeting following the grant date, subject to the nonemployee director’s continued service on such date. If a nonemployee director terminates his or her service on the Board due to death or disability, 100% of his or her unvested RSUs would immediately vest. Additionally, the Board (or its authorized designee) may provide that holders of RSUs granted pursuant to the compensation policy be permitted to defer the delivery of the proceeds from vested RSUs to the extent that such deferral satisfies the requirements of the U.S. tax code.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, nonemployee director, or consultant may receive under the 1999 Plan is at the discretion of the Plan Administrator and therefore cannot be determined in advance. The following table sets forth (1) the aggregate number of shares subject to options granted under the 1999 Plan during fiscal 2014; (2) the average per share exercise price of such options; (3) the aggregate number of shares subject to awards of RSUs granted under the 1999 Plan during fiscal 2014; and (4) the dollar value of such shares based on $36.70 per share, the fair market value of our common stock, on July 17, 2014.

AMENDED PLAN BENEFITS

1999 Plan

Name of Individual or Group and Position	Number of Options Granted	Average per Share Exercise Price ($)	Number of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted ($)
Thomas Georgens	400,000	37.64	68,500	2,513,950
Chairman of the Board and Chief Executive Officer
Nicholas R. Noviello	100,000	37.64	33,300	1,222,110
Executive Vice President Finance and Operations; Chief Financial Officer
Robert E. Salmon	110,000	37.64	36,700	1,346,890
President and Head of Go-to-Market Operations
Manish Goel(1)	110,000	37.64	36,700	1,346,890
Executive Vice President Product Operations
George Kurian(2)	71,100	39.19	33,700	1,236,790
Executive Vice President Product Operations
Matthew K. Fawcett	75,000	37.64	25,000	917,500
Senior Vice President, General Counsel and Secretary
Daniel J. Warmenhoven	60,000	37.64	20,000	734,000
Director
Nicholas Moore	11,416	43.77	2,856	104,815
Director
Jeffry R. Allen	11,416	43.77	2,856	104,815
Director
Tor R. Braham	—	—	5,712	209,630
Director
Alan L. Earhart	11,416	43.77	2,856	104,815
Director
Kathryn M. Hill	—	—	5,712	209,630
Director
Gerald Held	11,416	43.77	2,856	104,815
Director
T. Michael Nevens	22,831	43.77	—	—
Lead Independent Director
George T. Shaheen	11,416	43.77	2,856	104,815
Director
Robert T. Wall	11,416	43.77	2,856	104,815
Director
Richard P. Wallace	22,831	43.77	—	—
Director
All current executive officers, as a group (5 persons)	756,100	37.79	197,200	7,237,240
All current directors who are not executive officers, as a group (11 persons)	174,158	43.77	48,560	1,782,152
All employees, including current officers who are not executive officers, as a group (6,743 persons)	2,880,673	38.26	6,535,789	239,863,456

(1)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(2)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013.

Limited Transferability of Awards

Options granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonstatutory stock options (1) to a member of the participant’s family; (2) to a trust or other entity for the sole benefit of the participant and/or a member of his or her family; or (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (“Section 409A”), nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two year or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such options and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Stock Issuance, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of stock, RSUs, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (1) freely transferable; or (2) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted and the recipient of an RSU granted pursuant to the Annual Award Program may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her earned RSUs and defer income taxation until the award is paid.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to certain other of our most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executive officers will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards. However, the Plan Administrator may determine that it is in the best interest of the Company and its stockholders to structure awards under the 1999 Plan that do not satisfy the conditions of Section 162(m), which could cause the Company to forgo a potential federal income tax deduction.

Amendment and Termination of the Plan

The Board or the Primary Committee (as defined in the 1999 Plan) generally may amend or terminate the 1999 Plan at any time and for any reason, subject to stockholder approval, if applicable.

Summary

The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders. We strongly believe that the amendment to the 1999 Plan to increase the number of shares we can use to grant awards is essential for us to compete for talent in the very competitive labor markets in which we operate.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve the amendment of the 1999 Plan described in this Proposal No. 2. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal No. 2

PROPOSAL NO. 3

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”), to increase the number of shares authorized for issuance under the Purchase Plan by an additional 5,000,000 shares. The requested increase of 5,000,000 shares represents approximately 1.5% of the outstanding shares of Company’s common stock as of July 17, 2014. The Company’s named executive officers have an interest in this Proposal No. 3.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company will continue to have a sufficient reserve of shares of the Company’s common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semiannual intervals through their accumulated periodic payroll deductions.

The Purchase Plan was adopted by our Board on September 26, 1995 and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed with the SEC as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

In considering its recommendation to amend the Purchase Plan to reserve an additional 5,000,000 shares for issuance, our Board considered the historical number of shares purchased under the Purchase Plan in the past three years. In fiscal 2012, fiscal 2013 and fiscal 2014, the number of shares purchased under the Purchase Plan was 2,593,823 shares, 3,776,066 shares and 3,773,732 shares, respectively. Although our Board considered the historical number of purchased shares when considering its recommendation, the actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participant’s participation rates and our stock price. Based on usage in fiscal 2014, an additional 5,000,000 shares would meet our needs for two and a half years, but the actual number of shares that will be purchased under the Purchase Plan will depend on a variety of factors.

In considering its recommendation to amend the Purchase Plan to reserve an additional 5,000,000 shares for issuance, our Board also considered (1) management’s recommendation as to the amount of the increase; and (2) the number of employees who are expected to participate in the Purchase Plan.

Description of the Purchase Plan

The Purchase Plan is administered by the Compensation Committee of our Board, serving as the plan administrator (the “Plan Administrator”). As Plan Administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

If Proposal No. 3 is approved, the maximum number of shares reserved for issuance over the term of the Purchase Plan will be 48,213,068 shares. As of July 17, 2014, 37,747,627 shares had been issued under the Purchase Plan, and 5,465,441 shares were available for future issuance. The closing price of our common stock was $36.70 on July 17, 2014.

The shares issuable under the Purchase Plan may be made available from authorized but unissued shares or from shares of common stock reacquired by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan; (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date; (3) the maximum number and class of shares purchasable in total by all participants on any one purchase date (if applicable); and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each not to exceed a duration of 24 months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of shares on their behalf and enrolled in the new offering period, which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) (or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator in accordance with applicable law and the provisions of the Purchase Plan) is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period, subject to certain enrollment timing restrictions contained in the Purchase Plan, by properly electing to participate in the offering period pursuant to procedures established by the Plan Administrator in accordance with the terms of the Purchase Plan. However, no employee may participate in more than one offering period at a time.

As of July 17, 2014, approximately 12,200 employees, including all five of our named executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

The purchase price of the shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled; or (2) the fair market value on the semiannual purchase date.

The fair market value per share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the NASDAQ Global Select Market. On July 17, 2014, the closing selling price per share of the Company’s common stock on the NASDAQ Global Select Market was $36.70.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date. Any payroll deductions not applied to the purchase of shares on the purchase date shall be promptly refunded to the participant after the purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 1,500 shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time on or before the seventh business day prior to the next scheduled purchase date (subject to the Plan Administrator’s authority to designate a different withdrawal date in accordance with the provisions of the Purchase Plan, subject to any laws of the applicable jurisdiction), and upon such timely withdrawal, his or her accumulated payroll deductions will be refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change of Control

In the event a change of control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change of control. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change of control occurs; or (2) the fair market value per share immediately prior to the effective date of such change of control.

A change of control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

Should the total number of shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable); or (2) the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent such deductions are in excess of the purchase price payable for the shares prorated to such individual.

Amendment and Termination

The Purchase Plan will terminate upon the earliest of (1) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights; or (2) the date on which all purchase rights are exercised in connection with a change of control.

Our Board may at any time alter, amend, suspend or discontinue the Purchase Plan and will seek stockholder approval of any changes to the extent necessary to comply with the Internal Revenue Code or other applicable law, regulation or stock exchange rule.

Plan Benefits

The table below shows, as to the named executive officers (“NEOs”) and specified groups, the number of shares purchased under the Purchase Plan during fiscal 2014, together with the value of those shares as of the date of purchase.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

AMENDED PLAN BENEFITS

Employee Stock Purchase Plan

Name and Position	Number of Purchased Shares	Dollar Value of Purchased Shares ($)(1)
Thomas Georgens	849	10,618
Chairman of the Board and Chief Executive Officer
Nicholas R. Noviello	291	4,368
Executive Vice President Finance and Operations; Chief Financial Officer
Robert E. Salmon	849	10,618
President and Head of Go-to-Market Operations
Manish Goel	849	10,618
Executive Vice President Product Operations(2)
George Kurian	—	—
Executive Vice President Product Operations(3)
Matthew K. Fawcett	819	10,242
Senior Vice President, General Counsel and Secretary
All current executive officers as a group (5 persons)	3,657	46,464
All employees, including current officers who are not executive officers, as a group (9,250 persons)	3,773,732	52,770,563

(1)	Determined based on the fair market value of the shares on date of purchase, minus the purchase price under the Purchase Plan.
(2)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(3)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 5,000,000 share increase that is the subject of this Proposal No. 3.

Federal Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event that the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares; or (2) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (2) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Summary

Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required for approval of the amendment to the Purchase Plan described in this Proposal No. 3. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal No. 3

PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION PLAN

Introduction

The Company is asking the stockholders to re-approve the Executive Compensation Plan (the “Compensation Plan”). In particular, we are seeking stockholder approval of the material terms of the Compensation Plan for purposes of complying with Section 162(m). The Compensation Plan was last approved by our stockholders at the 2009 Annual Meeting of Stockholders. The Compensation Plan has not changed in any material way since stockholders last approved the Compensation Plan.

If our stockholders re-approve the Compensation Plan, we would continue to have the ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with performance-based cash incentives paid under the Compensation Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are excluded from this deductibility limit. To enable performance-based cash incentives paid under the Compensation Plan to continue to qualify as performance-based compensation within the meaning of Section 162(m), the material terms of the Compensation Plan must be re-approved by our stockholders at the Annual Meeting.

The terms and provisions of the Compensation Plan are summarized below. This summary, however, does not purport to be a complete description of the Compensation Plan. The Compensation Plan is set forth in its entirety and has been filed with the SEC as Appendix C to this Proxy Statement.

Eligibility

Persons who are eligible to participate in the Compensation Plan are our key executives, including our Chairman, Chief Executive Officer, President, Chief Financial Officer and all of our Executive Vice Presidents and Senior Vice Presidents. The participants in the Compensation Plan are chosen solely at the discretion of the Compensation Committee. However, it is expected that between one and twenty-three individuals will participate in the Compensation Plan in any year. Because our executive officers are eligible to receive awards under the Compensation Plan, our executive officers have an interest in this Proposal No. 4. No person is automatically entitled to participate in the Compensation Plan in any performance period. We may also pay discretionary bonuses, or other types of compensation, outside of the Compensation Plan.

Purpose

The purpose of the Compensation Plan is to provide a means and guidelines under which the Company can share its success with its key executives by providing those executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. If certain requirements are satisfied, incentive compensation payouts issued under the Compensation Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m).

Administration

The Compensation Plan is administered by the Compensation Committee, consisting of no fewer than two members of the Board. With respect to incentive compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m), each member of the Compensation Committee shall qualify as an “outside director” within the meaning of Section 162(m).

Determination of Awards

Under the Compensation Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee. The performance goals the Compensation Committee may choose from may include one or more of the following:

•	earnings per share,

•	operating cash flow,

•	operating income,

•	operating profit,

•	profit after tax,

•	profit before tax,

•	return on assets,

•	return on equity,

•	return on sales,

•	revenue, and

•	total stockholder return.

The performance criteria may differ for each participant and for each award and will be set forth in writing. The performance period during which the performance criteria must be attained will be determined by the Compensation Committee in its sole discretion. The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Compensation Plan.

Payment of Awards

All awards will be paid in cash as soon as practicable following determination of the award.

Maximum Award

The amounts that will be paid pursuant to the Compensation Plan are not currently determinable. The maximum incentive compensation payment that any participant may receive under the Compensation Plan in any fiscal year is $5,000,000.

Amendment and Termination

The Board or the Compensation Committee may amend or terminate the Compensation Plan, in whole or in part, at any time and for any reason. The amendment, suspension or termination of the Compensation Plan will not, without the consent of the participants, alter or impair any rights or obligations under any awards granted under the Compensation Plan.

Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Compensation Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

Awards to Be Granted to Certain Individuals and Groups

Awards under the Compensation Plan are determined based on actual future performance, so future actual awards cannot now be determined. The following table sets forth certain information regarding bonuses paid under the Compensation Plan during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees who participated in the Compensation Plan for fiscal 2014 as a group:

PLAN BENEFITS

Executive Compensation Plan

Name of Individual or Group and Position	Dollar Value of Bonuses Earned in Fiscal 2014 ($)
Thomas Georgens	1,244,100
Chairman of the Board and Chief Executive Officer
Nicholas R. Noviello	488,188
Executive Vice President Finance and Operations; Chief Financial Officer
Robert E. Salmon	594,296
President and Head of Go-to-Market Operations
Manish Goel(1)	—
Executive Vice President Product Operations
George Kurian(2)	414,304
Executive Vice President Product Operations
Matthew K. Fawcett	302,720
Senior Vice President, General Counsel and Secretary
All current executive officers, as a group (5 persons)	3,043,608
All employees who participated in the Compensation Plan for fiscal 2014, as a group (23 persons)	8,509,342

(1)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(2)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013.

Summary

We believe strongly that the approval of the Compensation Plan is essential to our continued success and will establish an important incentive for executives of the Company, help us to attract, retain and motivate people whose skills and performance are critical to our success and preserve the Company’s ability to incent and reward its executives consistently with the Company’s performance during an uncertain and rapidly changing economic environment. We strongly believe that the Compensation Plan is essential for us to compete for executive talent in the very difficult labor markets in which we operate.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required for approval of the Compensation Plan described in this Proposal No. 4. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal No. 4

PROPOSAL NO. 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

“SAY-ON-PAY”

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of our Named Executive Officers (“NEOs”) as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed the compensation of our NEOs to align each NEO’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain our NEOs, who are crucial to our long-term success. You are urged to read the disclosure below under “Compensation Discussion and Analysis,” which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide detailed information on the compensation of our NEOs.

Our compensation programs reflect our continued commitment to pay-for-performance, with a substantial portion of each NEO’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During fiscal 2014, a significant percentage of each NEO’s total compensation (as reported in the Summary Compensation Table) was at-risk, being comprised of performance-based cash bonus opportunities, restricted stock units, and stock options which become valuable to the executive only upon realized share appreciation. The Compensation Committee sets a portion of the compensation of the NEOs based on their ability to achieve annual operational objectives that advance our long-term business objectives and that are designed to create sustainable long-term stockholder value in a cost-effective manner. Our performance-based compensation elements are guided by the Compensation Committee’s long-term objectives of maintaining the market competitiveness and retention value of our compensation packages. In addition, we continue to be committed to good compensation governance practices. The Compensation Committee believes that the compensation arrangements for our NEOs are consistent with market practice and provide for compensation that is reasonable in light of our and each individual NEO’s performance. Moreover, the Compensation Committee does not provide for egregious pay practices, such as excessive perquisites or tax “gross up” payments as elements of our NEOs’ compensation. The detailed ways in which we link pay with Company and individual performance and structure our NEO compensation arrangements consistent with good governance practices is described in the “Compensation Discussion and Analysis” section below.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2014 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and is therefore not binding on us, the Compensation Committee or our Board. However, our Board and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of this Proposal No. 5 in evaluating whether any actions are necessary to address those concerns. At the 2013 Annual Meeting, consistent with the recommendation of our Board, our stockholders voted in support of our advisory say-on-pay resolution, with 97.2% of the votes cast in favor. As such, the Compensation Committee made no significant changes in our compensation program for fiscal 2014. We currently conduct advisory votes on NEO compensation on an annual basis, and we expect to conduct our next advisory vote at the 2015 Annual Meeting.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal No. 5. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Our Board of Directors Unanimously Recommends That Stockholders

Vote, on an Advisory Basis, FOR Proposal No. 5

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL

Jing Zhao, 262 Altadena Circle, Pittsburg, CA 94565, the beneficial owner of shares of the Company’s common stock valued at $2,000 or greater, has given notice that he intends to present a proposal at the Annual Meeting. In accordance with SEC rules, the following is the complete text of the proposal exactly as submitted. The stockholder proposal includes some assertions that we believe are misleading. We have not addressed all of these assertions, and we accept no responsibility for the stockholder proposal.

Shareholder Proposal on Establishing a Public Policy Committee

Resolved: shareholders recommend that NetApp, Inc. (the Company) establish a Public Policy Committee to assist the Board of Directors in overseeing the Company’s policies and practice that relate to public policy including human rights, corporate social responsibility, vendor chain management, charitable giving, political activities and expenditures, government relations activities, international relations, and other public issues that may affect the Company’s operations, performance or reputation, and shareholders’ value.

Supporting Statement

The Company currently has four committees: Corporate Governance and Nominating Committee mainly to “assist with director nominations’ (2013 Notice of Annual Meeting p.12), Compensation Committee, Audit Committee, and Strategy Committee which “assists the Board in fulfilling its responsibilities relating to the development, articulation, and execution of the Company’s long-term strategic plan, and the review, evaluation, and approval of certain strategic transactions” (2013 Notice of Annual Meeting p.14). There is no committee to deal with the increasingly complicated public policy issues. For example, in the dynamic Pacific Asia region where the Company has heavy business, the Japanese government has utilized the Tiananmen Tragedy of China in 1989 to abandon its own peace constitution, which is the cornerstone of Asia’s peace after WWII, towards rearmament, militarization and fascism to mislead the U.S. under the U.S.-Japan Security Treaties to crash with the rising power of a nationalistic China. Although the Japanese government signed the G-7 Summit declaration in 1989 to protect Chinese students, I, as a graduate student in Osaka University organizing Chinese democratic and human rights activities in Japan, was persecuted because I refused to collaborate with the Japanese government to betray my fellow Chinese students (refer to Japan’s second largest newspaper Asahi’s interviews with me on February 10, 1990, October 20, 1992 and June 8, 2009, and my article “The Betrayal of Democracy: Tiananmen’s Shadow over Japan,” Historia Actual Online. ISSN 1696-2060. 2004. Issue 4 Volume 2). On the other hand, the public is concerned of recent media coverage of many U.S. companies bribing Chinese high officials to obtain business deals in China. Without a public policy committee, it is very difficult for the Company to legitimately and ethically deal with today’s complicated international affairs affecting our business. For this reason, and partly to respond to my proposal, Microsoft established such a committee in 2012. Let’s follow the industrial leader to establish a Public Policy Committee too.

The Company’s Response

Our Board carefully considered this stockholder proposal and concluded that its adoption would not be in the best interests of the Company or its stockholders. In particular, our Board believes that our policies and practices already compare favorably to those requested by the proponent.

Our commitment to public policy is fundamental to our business. We are a global company with worldwide operations. We recognize and take seriously our responsibility to engage public policy matters that impact our business operations and stakeholders globally. Our policies, practices, procedures and public disclosures related to public policy are broadly structured to address a wide array of issues, including the following:

•	Human Rights: We are committed to human rights and have adopted a number of policies in furtherance of ensuring that human rights are respected, including policies regarding responsible sourcing, ethical labor practices and supply chain accountability.

•	Corporate Social Responsibility: Our operational philosophy and culture are based on our vision to deliver the best possible results for the communities we serve by living a set of shared core values. We have advanced our core corporate responsibility objectives and operational philosophy through several channels and mechanisms, including the following:

•	award-winning, global workplace satisfaction;

•	a philanthropic focus on contributing time, talent, products, services and money to nonprofit organizations and schools in the vicinity of our major employee population centers;

•	worldwide charitable giving, including disaster relief efforts;

•	volunteerism; and

•	environmental stewardship.

•	Vendor Chain Management: We believe in operational excellence and compliance with applicable laws and regulations in our global supply chain, which includes labor practices, integrity of materials, quality control, environmental compliance, export control and other trade laws.

•	Political Activities and Expenditures: We maintain procedures related to donations, whether monetary, product or otherwise.

•	Government Relations Activities: We are committed to compliance with rules and regulations that apply to government contracting and business communications with government officials, their prime contractors or their agents.

Our Management, Integrity and Compliance Office and Community Relations Team maintain oversight with respect to our public policy commitments around the world.

Given the broad, worldwide scope of our current policies and practices relating to public policy matters in the areas described by the proponent and our existing commitment to continuing engagement on these issues, our Board does not believe that the additional actions requested by the stockholder proposal are necessary.

Vote Required

This Proposal No. 6 is advisory in nature and would constitute a recommendation to our Board if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal No. 6. Unless you indicate otherwise, your proxy will be voted “AGAINST” the proposal.

Our Board of Directors Unanimously Recommends That Stockholders

Vote AGAINST Proposal No. 6

PROPOSAL NO. 7

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 24, 2015.

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will consider it as a direction to select other auditors for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees to the Company incurred in fiscal 2014 and fiscal 2013, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”). During fiscal 2014 and 2013, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	Fiscal Year
	2014	2013
Audit fees(1)	$5,132,000	$4,528,000
Audit-related fees	$—	$—

Total audit and audit-related fees	$5,132,000	$4,528,000
Tax fees(2)	$1,400,000	$1,282,000
All other fees(3)	$122,000	$154,000

Total fees	$6,654,000	$5,964,000

(1)	Includes fees for professional services incurred in fiscal 2014 and fiscal 2013 in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.
(2)	Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(3)

Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database. On January 1, 2013, Deloitte & Touche LLP acquired Bersin & Associates, LLC (“Bersin”), a human resources and talent management consulting firm that the Company had been using prior to the acquisition. Fiscal 2013 fees include $92,000 of permissible services performed by Bersin after the acquisition. Fiscal 2014 fees include $19,000 of permissible services performed by Bersin.

The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal No. 7. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal No. 7

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 17, 2014 by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

Name of Beneficial Owner+	Number of Shares Beneficially Owned	Percentage of Class(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	28,902,237	8.9%
Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	24,703,903	7.6%
Thomas Georgens(4)	1,125,444	*
Nicholas R. Noviello(5)	255,912	*
Robert F. Salmon(6)	314,137	*
Matthew K. Fawcett(7)	158,488	*
George Kurian(8)	120,928	*
Daniel J. Warmenhoven(9)	3,345,554	1.03%
Jeffry R. Allen(10)	133,271	*
Tor R. Braham(11)	5,712	*
Alan L. Earhart(12)	76,271	*
Gerald Held(13)	74,675	*
Kathryn M. Hill(14)	5,712	*
Nicholas G. Moore(15)	100,604	*
T. Michael Nevens(16)	134,831	*
George T. Shaheen(17)	126,382	*
Robert T. Wall(18)	211,987	*
Richard P. Wallace(19)	79,331	*
All current directors and executive officers as a group (14 persons)(20)	6,269,239	1.93%

*	Less than 1%
+	Pursuant to our outside director compensation policy, options to purchase shares of our common stock held by our non-employee directors are early exercisable. Shares issued upon early exercise of stock options remain subject to the same vesting schedule applicable to the exercised stock options. If a non-employee director ceases to provide services to us prior to the date on which all such shares have vested, we have a right to repurchase any unvested shares at the exercise price paid per share.
(1)	Percentage of Class is based on 325,422,057 shares of common stock outstanding on July 17, 2014. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 17, 2014 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 10, 2014 by BlackRock Inc. BlackRock reported sole voting and dispositive power with respect to all such shares.
(3)	Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on February 13, 2014. Dodge & Cox reported sole voting power with respect to 23,249,303 of such shares of common stock and sole dispositive power with respect to all 24,703,903 shares of common stock.
(4)	Consists of (i) 10,329 shares of common stock held of record by Mr. Georgens; (ii) 532 shares held by Mr. Georgen’s wife; and (iii) 1,114,583 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of July 17, 2014.
(5)	Consists of (i) 21,437 shares of common stock held of record by Mr. Noviello; and (ii) 234,475 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of July 17, 2014.
(6)	Consists of (i) 42,424 shares of common stock held of record by Mr. Salmon; (ii) 20,531 shares of common stock held of record by Robert Salmon and Patricia Mertens-Salmon, trustees to the Salmon Trust; (iii) 480 shares held of record by Patricia Mertens-Salmon, Custodian under UTMA CA; and (iv) 250,642 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014. Mr. Salmon has shared voting and investment power with respect to the shares held of record by Robert Salmon and Patricia Mertens-Salmon, trustees to the Salmon Trust.
(7)	Consists of (i) 18,828 shares of common stock held of record by Mr. Fawcett; (ii) 133,410 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014; and (iii) 6,250 shares of common stock issuable upon the vesting of restricted stock units within 60 days of July 17, 2014 (a portion of such shares may be withheld by the Company for the payment of taxes due).
(8)	Consists of (i) 17,567 shares of common stock held of record by Mr. Kurian; and (ii) 103,361 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014.
(9)	Consists of (i) 2,127,774 shares of common stock held of record by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust; and (ii) 1,217,780 shares of common stock issuable upon the exercise of outstanding options exercisable with 60 days of July 17, 2014. Mr. Warmenhoven has shared voting and investment power with respect to the shares held of record by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust. Excludes 38,032 shares held of record by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust, as Mr. Warmenhoven disclaims beneficial ownership of the shares held by the Daniel J. Warmenhoven 1991 Children’s Trust.
(10)	Consists of (i) 2,833 shares of common stock held of record by Mr. Allen; (ii) 6,166 shares of common stock held of record by Jeffry R. Allen and Teri Allen, as Trustees of the Jeffry and Teri Allen Revocable Trust dated 1/29/2002; (iii) 121,416 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 110,000 were fully vested as of such date; and (iv) 2,856 shares of common stock issuable upon the vesting of restricted stock units within 60 days of July 17, 2014. Mr. Allen has shared voting and investment power with respect to the shares held of record by Jeffry R. Allen and Teri Allen, as Trustees of the Jeffry and Teri Allen Revocable Trust dated 1/29/2002.
(11)	Represents shares of common stock issuable to Mr. Braham upon the vesting of restricted stock units within 60 days of July 17, 2014.
(12)	Consists of (i) 8,999 shares of common stock held of record by Mr. Earhart; (ii) 64,416 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 53,000 were fully vested as of such date; and (iii) 2,856 shares of common stock issuable upon the vesting of restricted stock units within 60 days of July 17, 2014.
(13)	Consists of (i) 259 shares of common stock held of record by Mr. Held; and (ii) 74,416 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 63,000 were fully vested as of such date.
(14)	Represents shares of common stock issuable to Ms. Hill upon the vesting of restricted stock units within 60 days of July 17, 2014.

(15)	Consists of (i) 60,416 shares of common stock issuable to Mr. Moore upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 49,000 were fully vested as of such date; (ii) 25,000 shares of common stock issuable to The Moore Family Ventures LP, of which Mr. Moore is General Partner, upon exercise of outstanding options exercisable within 60 days of July 17, 2014, all of which were fully vested as of such date; and (iii) 15,188 shares of common stock issuable upon the vesting of restricted stock units within 60 days of July 17, 2014.
(16)	Consists of 134,831 shares of common stock issuable to Mr. Nevens upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 112,000 were fully vested as of such date.
(17)	Consists of (i) 4,466 shares of common stock held of record by George T. Shaheen and Darlene F. Shaheen, as Trustees to the Shaheen Revocable Trust U/A DTD 12/15/88; and (ii) 121,916 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 110,500 were fully vested as of such date. Mr. Shaheen has shared voting and investment power with respect to the shares held of record by George T. Shaheen and Darlene F. Shaheen, as Trustees to the Shaheen Revocable Trust U/A DTD 12/15/88.
(18)	Consists of (i) 90,571 shares of common stock held of record by Mr. Wall; and (ii) 121,416 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 110,000 were fully vested as of such date.
(19)	Consists of 79,331 shares of common stock issuable to Mr. Wallace upon exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 56,500 were fully vested as of such date.
(20)	Consists of (i) 2,373,196 shares of common stock held of record by our current directors and executive officers; (ii) 3,857,409 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 17, 2014, of which 3,630,717 were fully vested as of such date; and (iii) 38,574 shares of common stock issuable upon the vesting of restricted stock units within 60 days of July 17, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2014, its executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements with the exception of a late Form 4 for Mr. Shaheen filed on May 5, 2014 and a late Form 5 for Mr. Warmenhoven filed on June 6, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

The Board has delegated to the Compensation Committee sole authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population and for administering our equity incentive and benefits plans. As used in this Compensation Discussion and Analysis (“CD&A”), the term “executive” refers to an employee of the Company who holds a position at the Senior Vice President level or above, and the term “named executive officers” (“NEOs”) refers to the individuals included in the Summary Compensation Table below.

This CD&A explains the material elements of compensation for our NEOs and how our executive compensation program is designed and operates to help us achieve our corporate goals. The Compensation Committee believes strongly in a pay-for-performance philosophy and administered the executive compensation program during fiscal 2014 with this in mind.

The principal components of compensation that we pay to our NEOs consist of the following:

1.	Base salary;

2.	Cash incentive compensation tied to the achievement of short-term (generally annual) goals;

3.	Equity compensation in the form of grants of stock options and restricted stock units; and

4.	Standard employee benefits (including our 401(k) plan, health and life insurance plans, and nonqualified deferred compensation program) and the Executive Retirement Medical Plan (for certain qualifying NEOs).

Our stockholders will have the opportunity once again at this year’s Annual Meeting to endorse our executive compensation program through the stockholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal No. 4 in this Proxy Statement. Last year, 97.2% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal. The Compensation Committee believes that this substantial majority of votes cast affirms our stockholders’ support for our approach to executive compensation. Last year’s stockholder vote on executive compensation occurred in September 2013, while the Compensation Committee’s consideration of fiscal 2014 executive compensation occurred earlier in 2013, with compensation for most elements established by May 2013. As a result of both of these factors, the Compensation Committee did not set or change fiscal 2014 executive compensation directly as a result of last year’s stockholder vote. The Compensation Committee expects to continue to consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions. We encourage you to review this CD&A, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Executive Summary

Our executive compensation program is designed to hold our NEOs accountable for results over the long term and reward them for consistently strong corporate performance.

Pay-for-Performance Philosophy

Our Compensation Committee is committed to a philosophy of pay-for-performance and designs our executive compensation program to ensure that the interests of our NEOs are aligned with the interests of our stockholders. The Compensation Committee links the compensation of NEOs to the attainment of challenging goals that will drive us to achieve profitability and revenue growth. The Compensation Committee emphasizes profitability and revenue metrics because it believes that solid performance in these areas will lead to long-term stockholder value.

Equity is a key component of our compensation program. We believe strongly that equity awards serve to align the interests of our NEOs with those of our stockholders, provide incentives for executives to focus on the long-term performance of the Company, and strengthen retention. The Compensation Committee considers Company and individual performance in determining the size and form of NEO equity grants.

As part of its diligence around scrutinizing pay and performance, the Compensation Committee, on behalf of the full Board, reviews analyses that are prepared by its independent consultant, Farient Advisors (“Farient”). These analyses are designed to test the award outcomes of our executive pay programs to ensure that they are aligned with our financial and stockholder performance. Following the end of fiscal 2014, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted CompensationTM (PACTM)1 was: (1) reasonable in comparison to the Company’s revenue size and the Pay Practices Peers (excluding the five companies that are significantly different in size as described in the “Competitive Market Data” section below) and (2) sensitive to the Company’s total stockholder return (“TSR”) over time. Farient compared our CEO’s average annualized Performance Adjusted Compensation (including actual salary, actual short-term incentives, and the performance-adjusted value of long-term incentives) over successive three-year rolling periods to our compound annual TSR for the same three-year rolling periods (i.e., for three-year rolling periods ending in fiscal 2005 to 2014), and tested the results against the companies in our Pay Practices Peers (modified to exclude Microsoft, IBM, Oracle, Hewlett-Packard, and CommVault due to being substantially different in size than NetApp).

The chart below shows Farient’s Alignment ReportTM for the Company. The Peer Pay Line represents the regression line for the PAC data points of the Pay Practices Peers and the NetApp Pay Line represents the regression line for NetApp’s PAC data points.1 The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, comparator group (i.e., the Pay Practices Peers) and the performance delivered. Farient’s Performance Alignment Report™ is designed to illustrate NetApp’s long-term relationship between pay and performance over time, such that PAC™ for any particular three-year period may not fall within the Alignment Zone, as not all pay elements and decisions are directly dependent on TSR performance in a given three-year period.

[1]	Each data point reflects Performance-Adjusted Compensation (adjusted for size and inflation) for a three-year period (ending in the fiscal year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility.

Farient’s independent assessment of the Company’s pay-for-performance indicates that NetApp’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and stockholder interests. In addition, Farient conducted supplemental analyses commonly used by independent governance organizations to test whether our CEO’s pay and performance move in concert with one another. By requesting and reviewing these analyses, the Compensation Committee satisfied itself as to the coherence and integrity of our executive pay system and the relationship between pay and performance.

Company Performance

The constrained IT spending environment and the challenges facing our industry resulted in a difficult fiscal 2014. As a result, the Company did not fully achieve its fiscal 2014 annual target operating profit2 and revenue goals. In keeping with its pay-for-performance philosophy, annual cash incentives in fiscal 2014 were paid below target.

Our below target performance impacted our total stockholder return as shown in the table below:

	Annualized Total Stockholder Return
	Year Over Year (%) Fiscal 2013 vs. Fiscal 2014	3-Year (%) Fiscal 2012 – Fiscal 2014
NetApp, Inc.	1.9%	-12.0%

S&P 500 Index	17.8%	11.0%

Despite the continuation of the constrained IT spending environment from fiscal 2013 into fiscal 2014, the Compensation Committee’s continued goal for fiscal 2014 was to incentivize our NEOs to drive stronger performance in fiscal 2014.

During fiscal 2014, the Company continued to progress on a number of financial and strategic fronts.

Financial Performance

We achieved net revenues of $6.3 billion, down $7.3 million, or less than 1%, compared to fiscal 2013, reflecting a decrease in product revenues, mostly offset by increases in hardware maintenance contract and software entitlements and maintenance revenues. Our branded revenues grew 4%, an indicator of our innovation leadership and competitiveness, as well as the value our products bring to IT environments. Non-GAAP gross margins3 of 63.2% for fiscal 2014 improved from fiscal 2013, primarily due to lower materials costs due to supply chain efficiencies and changes in our revenue mix. We achieved non-GAAP operating margin (computed as operating profit divided by revenue) of 18.3%, compared to 15.3% in fiscal 2013 and within our target range of 17 – 19%. Additionally, fiscal 2014 non-GAAP EPS was up 22% over fiscal 2013.

Our cash flows from operations for fiscal 2014 totaled $1.1 billion, allowing us to continue to fund our investments in future growth. Additionally, we continued our returns to stockholders through stock repurchases and a quarterly cash dividend in fiscal 2014. We returned an aggregate of $2.1 billion to shareholders through a combination of share repurchases and dividends.

In May 2013 and March 2014, we initiated realignment plans designed to focus our resources on key strategic initiatives that we expect will provide the highest long-term returns, and streamline our business in light of the constrained IT spending environment.

[2]	All references to operating profit in this CD&A refer to non-GAAP measures of operating profit, the calculation and use of which is discussed in greater detail below under “Components of Compensation — Incentive Compensation Plan.” A reconciliation of non-GAAP to GAAP results can be found in Annex A.
[3]	A reconciliation of non-GAAP to GAAP results can be found in Annex A.

Strategic Performance

In fiscal 2014, we made a number of strategic achievements, including:

•	Our operating system, Data ONTAP® was again recognized as the #1 storage operating system by IDC and, continued to strengthen our position as the platform of choice for the next-generation IT infrastructure. Adoption of Clustered Data ONTAP has accelerated. cDOT units shipped in fiscal 2014 grew 242% from fiscal 2013 and the cDOT attach rate grew from 28% in fiscal 2013 to 49% in fiscal 2014 for high-end units and from 15% to 40% for mid-range systems.

•	We continued to advance our innovation agenda with the delivery of Data ONTAP 8.2 and FlexArray software, the introduction of our FAS8000 product line, and enhancements to our E-series and EF products. The latest version of Data ONTAP, Data ONTAP 8.2 provides organizations and cloud service providers the capability to rapidly and cost effectively deliver new services and capacity with maximum application uptime. This innovation helped increase our market share in the open networked storage market from 14.4% in 2012 to 15.0% in 2013[4].

•	Our channel diversification and channel relationships remained strong in fiscal 2014, as did our alliance partnerships. Our indirect channel revenues were consistent with fiscal 2014 levels. We continued to strengthen our alliance partnerships, adding, for example, new solutions with Microsoft, Citrix, VMware, and Cisco, among others. Gaining market leverage through partnerships is a key element of our strategy.

•	We were honored to be named on Fortune Magazine’s 2013 list of the 100 Best Companies to Work For list for the twelfth consecutive year. Our unique culture is a differentiator that helps us drive innovation and enables us to deliver high value products and services to our customers.

The Compensation Committee believes that our financial performance is best expressed through our operating profit and revenue results for the year. The focus on operating profit encourages our NEOs to deliver strong product offerings for customers that are priced competitively, while effectively managing resources that directly impact the Company’s underlying operations and, therefore, impact operating profit. By utilizing metrics relating to revenue growth, we encourage investments in our product and services portfolio and channel partners to drive top line growth. Additionally, we believe this metric will keep our NEOs from focusing solely on improvements in our cost structure to drive operating income growth.

Alignment of Performance and Compensation

In fiscal 2014, our executive compensation program aligned compensation with our business objectives and performance as follows:

•	Incentive Compensation Plan — Our cash incentive plan aligns executive compensation with our annual performance and motivates our NEOs to enhance the value of the Company. Our NEOs only earn an incentive if we achieve threshold levels of performance for operating profit and revenue. When the annual performance target goals are exceeded, accelerators are triggered (up to capped limits) in order to reward the higher than expected performance, while decelerators are applied (down to the threshold levels) if the actual results are lower than the performance targets. For fiscal 2014, the Company achieved 99.8% of our annual target operating profit goal and 92.8% of our annual target revenue goal, which resulted in payment of cash incentives to our NEOs equal to 88% of their target amounts.

•	Equity Awards — We grant our NEOs awards of both stock options and restricted stock units (“RSUs”) to align their incentives with the long-term interests of our stockholders, reward them for their contributions, and provide them an opportunity to share in our positive performance. In fiscal 2014, the size of the awards was based in part on our fiscal 2013 performance and our NEOs’ expected future contributions to our long-term success. The value of these awards ultimately depends on the performance of our stock.

[4]	Source: IDC Worldwide Disk Storage Systems Tracker, March 2014

•	Base Salary — Our base salary compensation is designed to promote excellence in the day-to-day management and operation of our business. Adjustments to base salary are impacted by Company performance and market forces. This is a fixed element of compensation, but represents less than 20% of our NEOs’ total target compensation.

The link between Company performance, the performance of our stock, and compensation for our NEOs is illustrated by the following charts, which show the portion of fiscal 2014 compensation for our CEO and the other NEOs disclosed in the Summary Compensation Table below.

As these charts illustrate, most of our CEO’s and other NEOs’ total compensation is performance-based, meaning that the actual value realized is subject to short-term financial performance or long-term stock price performance. By linking more of our NEOs’ total compensation to performance, the Company emphasizes variable pay, which is consistent with the Company’s pay-for-performance philosophy.

Other Compensation Considerations

As noted above, the Compensation Committee seeks to ensure that total compensation is weighted to variable, performance-based compensation and that non-performance-based compensation is limited. In addition, we adhere to the following best practices for our executive compensation programs and policies:

•	No Pension or SERPs. We do not provide our NEOs with a defined benefit pension plan or any supplemental executive retirement plans. Our employees, including NEOs, are able to participate in our 401(k) plan.

•	No Individual Executive Contracts. We do not have separate employment contracts with our executive officers.

•	Double Trigger Change of Control Severance Agreements. Our change of control severance agreements provide severance payments and accelerated vesting of equity awards only on a “double trigger” basis; that is, the change of control severance agreements provide for severance payments and accelerated vesting of equity awards only if the Company terminates the individual’s employment without “Cause” or if the individual resigns for “Good Reason” (as such terms are defined in the agreements), and such termination or resignation occurs on or within 12 months after a change of control of the Company.

•	No Tax Gross-Ups. Tax gross-ups are not provided to our NEOs on change of control severance payments or any other compensation.

•	Ownership Guidelines. Equity compensation encourages our directors and executives to have an owner’s perspective in managing the Company. To extend and maintain that ownership perspective over time, the Company has established stock ownership guidelines for the Company’s directors, Chief Executive Officer, and all Executive Vice Presidents (discussed further below in Policies Regarding Granting of Equity Awards).

•	Risk Oversight. The Compensation Committee oversees and evaluates the design and implementation of the incentives and risks associated with our compensation policies and practices.

•	Independent Compensation Consultant. The Compensation Committee’s compensation consultant provides services only for the Compensation Committee and does not provide any other services to the Company.

The Compensation Committee believes that the programs and policies described above demonstrate our commitment to an effective pay-for-performance executive compensation program in 2014. For more information, please see the discussion below.

Principles and Objectives of Compensation

The Compensation Committee has designed our executive compensation program with respect to our NEOs in order to:

•	drive long-term positive stock performance by linking a meaningful portion of NEO compensation to the creation of stockholder value;

•	reward our NEOs when the Company experiences high levels of Company financial performance;

•	recruit and retain experienced and highly qualified executives despite the competitive labor environment in which the Company competes for such talent; and

•	motivate our NEOs to perform to the best of their abilities while conducting themselves ethically.

The Compensation Committee believes in a pay-for-performance philosophy. Total compensation generally is higher for our NEOs compared to other executives and employees in recognition of their greater responsibility and ability to influence the Company’s performance. As an NEO’s position and responsibility increase, we believe that a greater portion of his or her total compensation should be performance-based pay that is contingent on the achievement of specific corporate goals or the increase in Company value for our stockholders. As an NEO’s performance-based pay increases with higher levels of responsibility, we also believe that equity-based compensation should comprise a higher portion of total compensation. Therefore, our executive compensation program is structured such that a significant portion of our NEOs’ total target compensation is tied to the long-term appreciation of our stock price.

We offer each component of compensation outlined below to our NEOs because we believe that in combination they meet the goals that we have set for our Company. Our base salary compensation is designed to promote excellence in the day-to-day management and operation of our business. Our cash incentive compensation program rewards behaviors that support the Company’s short-term (typically annual) goals. Our equity award program targets longer term value creation and rewards behavior that leads to a sustained increase in our stock price and is also a key tool for retaining our NEOs.

Administration of Our Compensation Program

The Compensation Committee determines and approves the principal components of compensation for our NEOs on an annual basis, typically prior to or shortly after the beginning of the applicable fiscal year. At the outset of each fiscal year, the Compensation Committee establishes a formal planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions, including scheduling its process for evaluating competitive market data, reviewing compensation strategy and ensuring that its pay programs support the business strategy, approving executive pay actions, administering executive incentive plans, and reporting outcomes to stockholders.

In making its decisions regarding compensation, the Compensation Committee obtains the advice and counsel of Farient. In fiscal 2014, Farient provided information and guidance on our compensation strategy, our peer group, competitive pay levels and pay practices, including dilution, the regulatory environment and investor trends, the alignment between our executive pay and performance, the design of our incentive plans, including the performance measures and goals used in our Incentive Compensation Plan, our pay mix, including the mix of long-term incentive vehicles, disclosures to our stockholders, our annual compensation risk assessment, and Board compensation. Farient also provided advice on key talent development processes, including top management evaluation and succession planning. Farient did not provide any services to the Company other than those requested and approved by the Compensation Committee. The Compensation Committee has assessed the independence of Farient pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Farient from independently representing the Compensation Committee.

The Compensation Committee also solicits the input of our CEO regarding the salary, incentive compensation and equity-based compensation to be paid to those executives reporting to him, including all of the NEOs other than himself. As part of the annual review process, our CEO provides recommendations for the executives consistent with our pay-for-performance philosophy, and therefore his recommendations are based on his assessment of the Company’s performance and each NEO’s contributions to overall Company performance. With respect to compensation for our CEO, the Chair of the Compensation Committee solicits input from our CEO and the Board of Directors as to their perspectives of the CEO’s and the Company’s performance, and from Farient regarding CEO compensation relative to the market and Company performance. The Compensation Committee deliberates and makes decisions on our CEO’s compensation outside of the presence of our CEO.

Factors in Determining Compensation

The primary factors that the Compensation Committee takes into consideration in establishing the principal components of compensation for our NEOs are discussed below. While these are typically the considerations upon which the Compensation Committee bases its compensation decisions for our NEOs, the Compensation Committee may, at its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Self-Assessment

After each fiscal year, executives in senior vice president positions and above perform an evaluation of their performance for the prior year. As part of this assessment, each executive is requested to analyze the Company’s performance as a whole and such executive’s own performance, as well as his or her respective team’s performance, in helping to achieve and support that performance. Our CEO uses this self-assessment as one of the factors, along with the others described below, in making his recommendations to the Compensation Committee regarding their compensation. Likewise, our CEO performs a similar self-assessment and communicates this to the Chairman of our Compensation Committee near the end of the fiscal year.

Competitive Market Data

In order to establish the market rate of pay for NEOs, the Compensation Committee reviews data from a targeted peer group of similarly situated technology companies. To determine the appropriate peer group, the Compensation Committee considers companies that are similar in one or more of the following criteria: revenue, number of employees, market capitalization and other comparable business considerations. In addition to focusing on our direct product line competitors, we consider other companies with whom we compete for talent in our various markets and for which data is available.

For fiscal 2014, the Compensation Committee reviewed the Company’s compensation peer group used to benchmark compensation of our NEOs as well as our broader executive population with assistance and guidance from Farient. In particular, the Company focused on a set of technology companies where the median revenue of the group approximates NetApp’s revenue. For fiscal 2014, the Compensation Committee did not make any revisions to the Compensation Peer Group, which consisted of:

Adobe Systems Inc.

Apple Inc.

Applied Materials Inc.

BMC Software, Inc.[5]

Broadcom Corporation

Brocade Communications Systems, Inc.

CA Technologies

Cisco Systems, Inc.

Citrix Systems, Inc.

Dell Inc.[6]

eBay Inc.

EMC Corporation

Google Inc.

Hewlett-Packard Company

Hitachi Data Systems

Intel Corporation

International Business Machines Corp. Intuit Inc.

Juniper Networks, Inc.

KLA-Tencor Corp.

Lexmark International Inc.

Logitech

LSI Corporation

Microsoft Corporation

NVIDIA Corporation

Oracle Corp.

QLogic Corp.

QUALCOMM Incorporated

Pillar Data Systems

Red Hat, Inc.

Riverbed Technology, Inc.

Salesforce.com

SanDisk Corp.

SAP AG

Seagate Technology

Silicon Graphics International

Symantec Corporation

Teradata Corporation

VMware, Inc.

Western Digital Corp.

Yahoo! Inc.

Xilinx, Inc.

In addition, with Farient’s assistance and guidance, the Compensation Committee identified a more targeted list of fifteen companies in the storage and enterprise solutions markets in order to assess pay practices (for example, the use of equity incentives, performance measures, and goal setting) and to supplement our compensation benchmarking of specific NEO compensation. For fiscal 2014, no revisions were made to these “Compensation Practices Peers” which consisted of the following companies:

BMC Software, Inc. Brocade Communications Systems, Inc. CA Technologies Citrix Systems, Inc. CommVault Systems, Inc.*	EMC Corporation Hewlett-Packard Company* International Business Machines Corp.* Juniper Networks, Inc. Microsoft Corporation*	Oracle Corp.* QUALCOMM Incorporated Symantec Corporation Teradata Corporation VMware, Inc.

*	These companies are substantially different in size from us and were therefore excluded from our pay level benchmarking analysis. However, the Compensation Committee includes the programs and policies of these companies in its review of market practices.

Pay Positioning

The Compensation Committee has established a pay positioning philosophy for NEOs that examines the compensation practices of the Compensation Peer Group. The Compensation Committee established this pay positioning considering the highly competitive market for talent in which we participate and the relatively aggressive incentive goals for our organization. For fiscal 2014, we targeted between the 50th and 65th percentile for total compensation relative to the Compensation Peer Group. As a starting point, the Compensation Committee looked at the ranges of base salary, target annual cash incentive and equity compensation between the 50th and 75th percentile within the Compensation Peer Group and used its judgment in determining proper levels of each component of compensation for NEOs. The result is intended to be a total compensation package which is on average for NEOs at approximately the 60th percentile relative to the Compensation Peer Group for target levels of performance.

[5]	BMC Software, Inc. was acquired in calendar year 2013 and as a result will not be included in the fiscal 2015 peer group.
[6]	Dell became private in calendar year 2013 and as a result will not be included in the fiscal 2015 peer group.

For our NEOs, a majority of their total compensation is performance-based, meaning that the actual value realized is subject to short-term financial performance or long-term stock price performance. Target pay positioning may vary by individual based on a wide range of considerations, including each executive’s role, skills, and overall impact on the management and strategic development of the Company. By linking the majority of our NEOs’ total compensation to performance, the Company emphasizes variable pay, which is consistent with the Company’s pay-for-performance philosophy.

Components of Compensation

Base Salary

Base salaries are intended to compensate our NEOs on a day-to-day basis for their services to the Company. Base salaries for NEOs are set within the competitive percentile range discussed above. Using this range ensures that the Company’s base salaries are competitive with the companies for which we compete for talent, but also permits the Compensation Committee to use its own judgment to ultimately determine NEO salaries. In setting the base salary for each NEO, the Compensation Committee considers the NEO’s qualifications and experience, scope of responsibilities, future potential contributions to the Company, the NEO’s past performance relative to the goals and objectives of the NEO and the length of the NEO’s tenure with the Company. The relative weight given to each factor varies by individual.

In fiscal 2014, modest salary increases were implemented for NEOs generally in line with salary increases considered for the general employee population and consistent with the practices of our Pay Practice Peers. In addition, in April 2014, Mr. Salmon and Mr. Noviello each received a salary increase in connection with the expansion of the scope of their respective responsibilities. The Compensation Committee primarily focused on the market range of the Compensation Peer Group in adjusting base salaries for NEOs with the result that base salaries for NEOs were positioned at approximately the 60th percentile relative to the Compensation Peer Group.

Incentive Compensation Plan

The Compensation Committee believes that a cash incentive compensation plan that is tied to operational performance metrics motivates our NEOs to achieve short-term performance goals that are important factors in achieving business results and ultimately stock price performance. The Compensation Committee annually develops an incentive compensation plan under our Executive Compensation Plan with payment of incentives, if any, shortly following the end of a particular fiscal year.

Similar to the establishment of base salary amounts, short-term incentive compensation for NEOs is set within the 50th to 65th percentile relative to the Compensation Peer Group. For fiscal 2014, our NEOs’ target short-term incentive cash compensation was positioned at approximately the 55th percentile relative to the Compensation Peer Group.

For fiscal 2014, the Compensation Committee maintained the framework for evaluating short-term incentives for our NEOs such that the incentive compensation plan established for fiscal 2014 under our Executive Compensation Plan included a combination of revenue and operating profit targets (as described in more detail below), with revenue weighted 1/3rd and operating profit weighted 2/3rds. The Compensation Committee believes that the continued use of revenue as a performance measure for fiscal 2014 encouraged our NEOs to expand market share in the highly competitive markets within which we compete and mitigated the inherent volatility of relying solely on operating profit as the performance measure. The continued use of operating profit encouraged the NEOs to effectively manage resources that directly impact the Company’s underlying operations and therefore positively or negatively impact operating profit. These measures are intended to reflect the Company’s business strategy, which includes making tradeoffs between operating profit margins and revenue growth. Additionally, the use of two corporate metrics encouraged executives to make balanced decisions that were intended to benefit the Company as a whole, while mitigating potential risks that might exist were executives to be focused on achieving a single metric, which could lead them to take actions that could be contrary to the Company’s overall interests.

Prior to or shortly after the beginning of each fiscal year, including fiscal 2014, the Company develops an annual operating plan (or “AOP”) that includes a measure of non-GAAP income from operations (or “operating profit”) (as described below) and revenue. The AOP is derived from results of the prior year as well as the Company’s expectations for its performance relative to the Company’s competitors and the overall market for the upcoming year and is reviewed and approved by the Board of Directors each year. The target operating profit and revenue goals for the incentive compensation plan for fiscal 2014 were set at the expected level of achievement of the AOP, which the Compensation Committee believed was an aggressive target that reflected the Company’s growth strategy.

The measure of non-GAAP operating profit is derived from the revenues of our products, software entitlement and maintenance, and services and the costs related to the generation of those revenues, such as cost of revenue and sales and marketing, research and development, and general and administrative expenses. Non-GAAP operating profit, both on an actual and target basis, excludes items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges and significant asset impairments. We publicly disclose a detailed reconciliation of actual GAAP to non-GAAP net income and operating profit, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements.

In establishing our operating income and revenue goals, we set challenging growth targets that we believe exceed growth rates relative to our peers.

The accelerators and decelerators for fiscal 2014 were maintained at the same level as in fiscal 2013. The specific performance range and payouts for each measure are as follows(†):

Percent of Operating Profit Target	Percent of Incentive Compensation Payout for Factor	Percent of Revenue Target	Percent of Incentive Compensation Payout for Factor
110% or higher	200%	110% or higher	200%
105%	150%	105%	150%
100%	100%	100%	100%
95%	80%	95%	75%
90%	60%	90%	50%
85%	40%	85%	25%
80%	20%	80% and lower	0%
75% and lower	0%

(†)	Amount of awards determined by interpolating for performance between established points.

For fiscal 2014, the Company achieved 99.8% of our annual target operating profit goal and 92.8% of our annual target revenue goal, which resulted in actual cash incentives paid to our NEOs equaling 88% of their target amounts.

Long-Term Stock-Based Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Equity award guidelines for our NEOs are set within the 50th and 65th percentile relative to the Compensation Peer Group. The size of the actual equity grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on a number of factors, which include the NEO’s current position with the Company, external comparability with equity grants made to executive officers of the Compensation Peer Group, internal comparability with equity grants made to other executives within the Company, the number of vested and unvested options and RSUs held by the NEO, the NEO’s current level of performance, the NEO’s potential for future responsibility and promotion over time, and the remaining share reserve under the Company’s equity plan. The Compensation Committee, however, does not place any particular weight on any one individual factor and does not adhere to any specific guidelines in making its determinations.

In fiscal 2014, the Compensation Committee granted both stock options and RSUs to our NEOs. Stock options allow each NEO to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years), thus providing value to the NEO only if the market price of the shares appreciates over the option term. Accordingly, stock options better align the NEOs’ interests with those of stockholders and drive long-term performance. RSUs are full-value grants settled in the Company’s stock, which reward NEOs for changes in our stock price, but also provide retention incentive even when our stock price does not increase. We use RSUs to include a retention element in our overall compensation package in addition to performance incentives.

For fiscal 2014, the mix of options versus RSUs for NEOs other than our CEO was 50%-50% based on the fair value on the date of grant. The mix for our CEO was 75% options and 25% RSUs. The Compensation Committee weighted our CEO’s grant more heavily toward stock options because it believes that he has the greatest ability to influence the Company’s performance and therefore he should have a greater portion of his award at risk by requiring an increase in the Company’s stock price for him to benefit from it. The mix of options versus RSUs is reviewed by the Compensation Committee annually and may fluctuate from year to year.

Policies Regarding Granting of Equity Awards

The Compensation Committee has established an equity subcommittee to award equity to employees who are (1) Vice Presidents who do not report to the CEO; or (2) hold positions below the level of Vice President. This subcommittee is currently comprised of our CEO and the Executive Vice President of Human Resources. The exception to this delegation is that the subcommittee may not grant awards in excess of the pool authorized by the Compensation Committee. The Compensation Committee establishes equity grant guidelines each year for the equity subcommittee’s consideration in approving such grants, and the Compensation Committee is informed on a regular basis of all grants made by the equity subcommittee.

Except in extraordinary circumstances as approved by the Compensation Committee, we grant RSUs to all of our employees and a combination of RSUs and options to employees at the Vice President level and above. Grants to new hires in connection with their commencement of employment become effective on the 15th (or the first business day following the 15th in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the individual first commences employment with us. RSUs commence vesting on the date of grant and stock options commence vesting from the first day of the person’s employment. Promotion grants generally become effective on the 15th (or the first business day following the 15th in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the promotion becomes effective, except that we sometimes grant retention awards to become effective prior to the close of our fiscal year. Vesting for promotion RSUs commences from the date of grant and for stock option grants on the effective date of the promotion. Annual retention and refresh stock option and RSU grants for employees who are Vice President level and above generally become effective on June 1st (or the first business day following June 1st in the event that June 1st falls on a weekend or holiday) and on July 15th (or the first business day following July 15th in the event that July 15th falls on a weekend or holiday) for employees who are below the Vice President level. Annual RSU and stock option grants commence vesting from the date of grant.

We do not have either a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material nonpublic information.

Stock Ownership Guidelines

The Board believes that stock ownership by the Company’s directors and executives helps to align the interest of the Company’s directors and executives with the interests of the Company’s stockholders. To extend and maintain that ownership perspective over time, the Company has established the following minimum share ownership guidelines for Company’s directors, Chairman and Chief Executive Officer, and Executive Vice Presidents:

Position	Guideline as a Multiple of Salary/Cash Board Retainer

Independent Directors	3x

Chairman and CEO	5x

EVPs	2x

The Company’s directors and executives have five years from the adoption date of these stock ownership guidelines adopted in fiscal year 2013 to meet these guidelines. Newly appointed directors and executives have five years from the time they are elected, appointed, hired, or promoted, as the case may be, to meet these guidelines. Once achieved, ownership of the guideline amount must be maintained.

Recovery of Incentive-Based Compensation

The Company and the Compensation Committee each recognize that the compensation program will be subject to the forthcoming rules and regulations to be promulgated by the SEC as a result of Section 954 of the Dodd-Frank Act, which directs the SEC to issue rules prohibiting the listing on any national securities exchange of companies that do not adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three-year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements. We intend to adopt such a “clawback” policy which complies with all applicable standards when such rules become available.

Anti-Hedging and Anti-Pledging Policies

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. In addition, under the Company’s Insider Trading Policy, employees of the Company, including the NEOs, and members of the Board are prohibited from pledging the Company’s securities as collateral for a loan.

Other Compensation for NEOs

Severance and Change of Control Arrangements

The Compensation Committee has developed change of control severance agreements, which we have entered into with our key senior executives so that we can mitigate the risk of not being able to retain key senior executives in the event of an acquisition of the Company. When deciding on the terms of such agreements, the Compensation Committee consulted with its advisor, who provided various suggestions regarding the potential terms of a change of control severance agreement based on competitive market data from our peer group in effect at the time. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that was competitive with our peer group. The Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

The terms of the individual Change of Control Severance Agreements are described in further detail in the section below titled “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes that these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives, as well as the interests of our stockholders, rather than any negative personal consequences that may arise as a result of a change of control.

Perquisites

Certain of our NEOs are eligible to participate in the Company’s Executive Retirement Medical Plan, which upon retirement provides medical coverage beyond the COBRA maximum benefit period to a defined group of senior executives based on minimum age, service and level of responsibility (that is, Executive Vice President or above) as a fully-insured plan. The plan was adopted by the Company as a method to retain the defined group of executives. Our NEOs are also entitled to a preventative care medical benefit of up to $2,500 per calendar year not available to nonexecutives.

Other Benefits and Reimbursements

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, our 401(k) plan and our nonqualified deferred compensation program. We offer up to $3,000 in a matching contribution under our 401(k) plan to each employee. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), participating employees (including the NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. The only additional retirement benefits (other than the 401(k) plan) that we offer to certain of our NEOs are those under the Executive Retirement Medical Plan discussed above.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Our 1999 Plan is structured so that any compensation recognized by an executive officer in connection with the exercise of his or her outstanding options under the plan will qualify as performance-based compensation and will not be subject to the $1 million limitation. In addition, our 1999 Plan allows our Compensation Committee to structure equity awards other than stock options as performance based compensation under Section 162(m), and our Executive Compensation Plan allows us to structure our cash incentives that are paid thereunder to qualify for a deduction under Section 162(m). The Compensation Committee, however, periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to comply with their rules and to maximize deductibility.

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the

Board of Directors:

Robert T. Wall, Chairman

Gerald Held

George T. Shaheen

Richard P. Wallace

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2014, fiscal 2013, and fiscal 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	RSUs ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Thomas Georgens	2014	942,500	—	2,476,275	3,909,560	1,244,100	—	5,140	8,577,575
Chairman of the Board and Chief Executive Officer(4)	2013 2012	926,250 893,750	— —	1,030,400 1,330,500	3,728,305 4,762,863	622,440 610,521	— —	4,002 750	6,311,397 7,598,384

Nicholas R. Noviello	2014	504,327	—	1,203,795	977,390	488,188	—	1,575	3,175,275
Executive Vice President Finance and Operations; Chief Financial Officer(5)(6)	2013 2012	468,750 387,144	— —	786,048 833,786	532,615 819,558	247,500 215,484	— —	1,064 625	2,035,977 2,256,597

Robert E. Salmon	2014	613,942	—	1,326,705	1,075,129	594,296	—	3,248	3,613,320
President and Head of Go-to-Market Operations(7)	2013	595,000	—	1,324,800	798,923	314,160	—	3,144	3,036,027
	2012	575,000	—	1,069,722	1,108,448	320,045	—	679	3,073,894

Manish Goel	2014	222,115	—	—	67,196	—	—	763	290,074
Executive Vice President Product Operations(8)(9)	2013 2012	543,750 512,500	— —	1,324,800 1,165,518	798,923 1,212,365	287,100 285,258	— —	1,866 656	2,956,439 3,176,297

George Kurian	2014	428,000	—	1,254,975	704,579	414,304	—	1,450	2,803,308
Executive Vice President Product Operations(10)(11)

Matthew K. Fawcett	2014	430,000	—	903,750	733,043	302,720	—	1,455	2,370,968
Senior Vice President, General Counsel and Secretary(12)	2013 2012	406,250 391,250	— —	465,152 361,896	266,308 372,369	156,000 158,378	— —	1,372 602	1,295,082 1,284,495

(1)	The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and stock option awards, as applicable, granted in fiscal 2014, fiscal 2013, and fiscal 2012. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.
(2)	Amounts shown consist of payouts under the Company’s Executive Compensation Plan paid based upon the Company achieving 93% of its targeted revenue and 99% of its targeted operating profit under its fiscal 2014 plan, 92% of its targeted revenue and 86% of its targeted operating profit under its fiscal 2013 plan, and 92% of its targeted revenue and 86% of its targeted operating profit under its fiscal 2012 plan. This resulted in each NEO receiving 88%, 48%, and 51% of his non-equity compensation target for fiscal 2014, fiscal 2013, and fiscal 2012, respectively.
(3)	The amounts shown represent the imputed income of term life insurance coverage in excess of $50,000.
(4)	Mr. Georgens received 132% of his eligible earnings for fiscal 2014, 68.3% of his eligible earnings for fiscal 2013, and 257% of his eligible earnings for fiscal 2012.
(5)	Mr. Noviello became an NEO effective January 1, 2012.
(6)	Mr. Noviello received 96.8% of his eligible earnings for fiscal 2014 and 55.7% of his eligible earnings for fiscal 2013.
(7)	Mr. Salmon received 96.8% of his eligible earnings for fiscal 2014, 55.7% of his eligible earnings for fiscal 2013, and 218% of his eligible earnings for fiscal 2012.
(8)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(9)	Mr. Goel received 0% of his eligible earnings for fiscal 2014, 55.7% of his eligible earnings for fiscal 2013, and 218% of his eligible earnings for fiscal 2012.
(10)	Mr. Kurian became an NEO effective September 20, 2013.
(11)	Mr. Kurian received 96.8% of his eligible earnings for fiscal 2014.
(12)	Mr. Fawcett received 70.4% of his eligible earnings for fiscal 2014, 40.5% of his eligible earnings for fiscal 2013, and 158% of his eligible earnings for fiscal 2012.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2014, which ended on April 25, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Thomas Georgens	06/03/2013	377,047	1,413,750	2,827,500	—	—	—	68,500	—	—	2,476,275
	06/03/2013	—	—	—	—	—	—	—	400,000	37.64	3,909,560

Nicholas R. Noviello	06/03/2013	147,954	554,760	1,109,519	—	—	—	33,300	—	—	1,203,795
	06/03/2013	—	—	—	—	—	—	—	100,000	37.64	977,390

Robert E. Salmon	06/03/2013	180,112	736,731	1,473,461	—	—	—	36,700	—	—	1,326,705
	06/03/2013	—	—	—	—	—	—	—	110,000	37.64	1,075,129

Manish Goel(9)	06/03/2013	—	—	—	—	—	—	36,700	—	—	1,326,705
	06/03/2013	—	—	—	—	—	—	—	110,000	37.64	1,075,129

George Kurian(10)	06/03/2013	125,562	470,800	941,600	—	—	—	21,700	—	—	784,455
	06/03/2013	—	—	—	—	—	—	—	35,100	37.64	343,064
	10/15/2013	—	—	—	—	—	—	12,000	—	—	470,520
	10/15/2013	—	—	—	—	—	—	—	36,000	40.70	361,516

Matthew K. Fawcett	06/03/2013	91,745	344,000	688,000	—	—	—	25,000	—	—	903,750
	06/03/2013	—	—	—	—	—	—	—	75,000	37.64	733,043

(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Compensation Committee in May 2013.
(2)	This column sets forth the annual threshold amount payout based on 80% of the Executive Compensation Plan for each executive for fiscal 2014. If the Company fails to achieve at least 80% of its targeted operating profit and 80% of its targeted revenue for fiscal 2014, no amounts under the Executive Compensation Plan are paid.
(3)	The estimated payouts are based upon the Company achieving 100% of its targeted operating profit and 100% of its targeted revenue for fiscal 2014.
(4)	The Executive Compensation Plan is capped at a maximum of 200% of the target cash payouts for the applicable fiscal year.
(5)	The RSUs were granted under the Stock Issuance Program of the 1999 Plan. Each award vests as to 25% of the shares beginning on the first anniversary of the grant date and 25% on each of the next three anniversaries of the grant date, subject to the NEO’s continuous service with the Company on each such date.
(6)	The stock options were granted under the Discretionary Option Grant Program of the 1999 Plan. Each option has a maximum term of seven years measured from the grant date, subject to earlier termination upon the individual’s cessation of service with the Company. Each option vests in a series of equal monthly installments over 48 months of service beginning the month following the grant date.
(7)	The exercise price for all options granted to the NEOs is 100% of the fair market value of the shares on the grant date. The actual value of the option will depend on the market value of the Company’s common stock on the date in the future when the option is exercised. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.
(8)	The amounts shown represent the total fair market value of the award calculated as of the grant date in accordance with FASB ASC 718. These amounts do not necessarily represent the actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.
(9)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(10)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013. The equity grants made on October 15, 2013 were made to recognize Mr. Kurian’s promotion.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options and stock awards held by the NEOs as of April 25, 2014.

			Option Awards					Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
Thomas Georgens	09/15/2009	(1)	245,834	—	—	24.72	09/14/2016	—	—	—	—
	06/01/2010	(2)	287,500	12,500	—	37.62	05/31/2017	8,333	291,655	—	—
	06/01/2011	(2)	194,791	80,209	—	53.22	05/31/2018	12,500	437,500	—	—
	06/01/2012	(2)	160,416	189,584	—	29.44	05/31/2019	26,250	918,750	—	—
	06/03/2013	(2)	83,333	316,667	—	37.64	06/02/2020	68,500	2,397,500	—	—

Nicholas R. Noviello	02/15/2008	(1)	45,000	—	—	21.40	02/14/2015	—	—	—	—
	06/02/2008	(1)	11,000	—	—	23.79	06/01/2015	—	—	—	—
	06/01/2009	(1)	45,000	—	—	20.69	05/31/2016	—	—	—	—
	06/01/2010	(2)	21,562	938	—	37.62	05/31/2017	1,875	65,625	—	—
	06/01/2011	(2)	14,166	5,834	—	53.22	05/31/2018	3,150	110,250	—	—
	02/15/2012	(3)	21,093	16,407	—	39.88	02/14/2019	6,250	218,750	—	—
	06/01/2012	(2)	22,916	27,084	—	29.44	05/31/2019	20,025	700,875	—	—
	06/03/2013	(2)	20,833	79,167	—	37.64	06/02/2020	33,300	1,165,500	—	—

Robert E. Salmon	03/15/2006	(1)	70,517	—	—	34.24	03/14/2016	—	—	—	—
	06/01/2010	(2)	71,875	3,125	—	37.62	05/31/2017	6,250	218,750	—	—
	06/01/2011	(2)	45,333	18,667	—	53.22	05/31/2018	10,050	351,750	—	—
	06/01/2012	(2)	10,938	40,625	—	29.44	05/31/2019	33,750	1,181,250	—	—
	06/03/2013	(2)	22,916	87,084	—	37.64	06/02/2020	36,700	1,284,500	—	—

George Kurian	04/15/2011	(3)	56,250	18,750	—	48.56	04/14/2018	6,250	218,750	—	—
	12/15/2011		—	—	—	—	—	12,500	437,500	—	—
	04/16/2012		—	—	—	—	—	5,000	175,000	—	—
	06/01/2012	(2)	14,895	17,605	—	29.44	05/31/2019	8,100	283,500	—	—
	10/15/2012		—	—	—	—	—	15,000	525,000	—	—
	06/03/2013	(2)	7,312	27,788	—	37.64	06/02/2020	21,700	759,500	—	—
	10/15/2013		—	36,000	—	40.70	10/14/2020	12,000	420,000	—	—

Matthew K. Fawcett	09/15/2010	(3)	67,187	7,813	—	49.30	09/15/2017	6,250	218,750	—	—
	06/01/2011	(2)	15,229	6,271	—	53.22	06/01/2018	3,400	119,000	—	—
	06/01/2012	(2)	11,458	13,542	—	29.44	06/01/2019	11,850	414,750	—	—
	06/03/2013	(2)	15,625	59,375	—	37.64	06/03/2020	25,000	875,000	—	—

(1)	All shares subject to the option are fully vested.
(2)	For this option, 1/48th of the shares subject to the option vest monthly in equal installments over four years measured from the grant date, subject to continued service through each applicable vesting date.
(3)	For this option, 1/4th of the shares subject to the option vested on the one-year anniversary of the vesting commencement date. Thereafter, 1/48th of the shares subject to the option vest monthly in equal installments over 36 months, subject to continued service through each applicable vesting date.
(4)	For this option, 1/4th of the RSU shares vest over four years on each anniversary of the grant date, subject to continued service on each applicable vesting date.

Option Exercises and Stock Vested for Fiscal 2014

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the NEOs during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Thomas Georgens(3)	350,000	5,581,149	44,166	(3)	1,657,550
Nicholas R. Noviello(4)	—	—	17,000	(4)	647,979
Robert E. Salmon(5)	75,522	1,225,485	32,941	(5)	1,236,276
Manish Goel(6)(9)	76,666	720,756	43,663	(6)	1,644,504
George Kurian(7)(10)	—	—	22,700	(8)	875,212
Matthew K. Fawcett(8)	—	—	11,900	(7)	485,607

(1)	Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the exercise of stock options; by (2) the excess of the closing price of the Company’s common stock on the NASDAQ Global Select Market on the exercise date over the exercise price per share.
(2)	Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs; by (2) the closing price of the Company’s common stock on the NASDAQ Global Select Market on the vesting date.
(3)	Of this amount, 23,044 shares were withheld by the Company to satisfy tax withholding requirements.
(4)	Of this amount, 6,455 shares were withheld by the Company to satisfy tax withholding requirements.
(5)	Of this amount, 15,220 shares were withheld by the Company to satisfy tax withholding requirements.
(6)	Of this amount, 20,569 shares were withheld by the Company to satisfy tax withholding requirements.
(7)	Of this amount, 8,520 shares were withheld by the Company to satisfy tax withholding requirements.
(8)	Of this amount, 4,463 shares were withheld by the Company to satisfy tax withholding requirements.
(9)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(10)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013.

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. Eligible employees may defer an elected percentage of eligible earnings that include base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is comprised of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices. However, it is possible that common stock of the Company may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial election, the participant must also elect a distribution option. Distribution options include a Separation Account (paid six months after termination of employment) or an In-Service Account (paid at a specified fixed future date). Participants are not permitted to change the timing of a Separation Account. In-Service Account distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an In-Service Account, but any such modification to timing must delay the distribution for at least five years.

The following table represents the executive contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(2)	Company Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas Georgens	—	—	—	—	—
Nicholas R. Noviello(1)	33,317	—	650	—	43,417
Robert E. Salmon	—	—	—	—	—
Manish Goel(1)(5)	—	—	68,455	83,562	1,686,458
George Kurian(6)
Matthew K. Fawcett	—	—	—	—	—

(1)	Mr. Noviello was the only NEO who participated in the Nonqualified Deferred Compensation Plan during fiscal 2014.
(2)	Represents deferred amounts that are also reported as compensation in the Summary Compensation Table for fiscal 2014.
(3)	The Company does not make contributions to the Deferred Compensation Plan.
(4)	The amounts in this column have not been included in the Summary Compensation Table because they do not represent above-market or preferential earnings on deferred compensation.
(5)	Mr. Goel served as Executive Vice President Product Operations until September 20, 2013.
(6)	Mr. Kurian served as Executive Vice President Product Operations from September 20, 2013.

Pension Benefits

The Company does not provide pension benefits or a defined contribution plan to the NEOs other than the tax-qualified 401(k) plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements

In June 2008, the Compensation Committee approved the terms of a change of control severance arrangement. Thereafter, we entered into a Change of Control Severance Agreement with certain senior executives, including each of the NEOs on various occasions. In August 2009, the Compensation Committee approved the terms of, and we entered into, an Amended and Restated Change of Control Severance Agreement with Mr. Georgens. In July 2012, the Compensation Committee approved the extension of the current Change of Control Severance Agreements with each of the senior executives, including each of the NEOs. Mr. Kurian entered into a Change of Control Severance Agreement on September 20, 2013, in connection with his appointment as Executive Vice President Product Operations.

The Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years. In July 2012, the Compensation Committee amended the Change of Control Severance Agreements to extend the term until June 15, 2015. Thereafter, the Change of Control Severance Agreement will renew automatically for an additional one-year term unless either party provides the other with a notice of nonrenewal at least 60 days prior to the date of automatic renewal. If a Change of Control (as defined below) occurs at any time during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 12 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 12 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 12 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of the senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits, except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 12 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has a general severance policy applicable to all employees, including the NEOs, providing for additional weeks of pay based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online database. However, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, or other arrangement.

Timing and Form of Severance Payments under Change of Control Severance Agreement

Unless otherwise required by Section 409A of the Internal Revenue Code, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum as soon as practicable following the senior executive’s termination date. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 12 months after a Change of Control, the senior executive will receive the following benefits:

•	The sum of (1) 200% (250% in the case of Mr. Georgens) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (2) 100% of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;

•	All accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (except that a senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement);

•	Accelerated vesting of the senior executive’s outstanding equity awards as follows:

•	The Amended and Restated Change of Control Severance Agreement entered into with Mr. Georgens provides that equity awards will vest in full as to 100% of the unvested portion of the award;

•	The Change of Control Severance Agreements entered into with the remaining senior executives provide that equity awards subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any.

•	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post termination exercise period will not extend beyond the original maximum term of the award);

•	If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (or 24 months in the case of Mr. Georgens); or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans.

Conditions to Receipt of Severance under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective no later than March 15 of the year following the year in which the termination occurs.

Excise Tax under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full; or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits. To the extent the senior executive’s severance benefits are delivered in full, the Company will not provide the senior executive any tax gross-up to cover the cost of any excise tax.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such nonperformance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be considered a Change of Control; (2) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A of the Internal Revenue Code.

Mr. Georgens’ Amended and Restated Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Georgens’ authority or responsibilities; and any change which results in Mr. Georgens ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Georgens’ reporting position so that he no longer reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction in his base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

The Change of Control Severance Agreement for each of the remaining senior executives defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

Executive Medical Retirement Plan

The Company adopted the Executive Medical Retirement Plan (the “Medical Plan”) as a method to retain its senior executives. The Medical Plan provides continued medical benefits for the lifetime of individuals (and their eligible dependents) who retire from the Company and satisfy certain age and service requirements and are otherwise eligible. Currently, in order to be eligible to participate in the Medical Plan, individuals must hold the title of Executive Vice President or above at the time of retirement, must be at least 50 years of age, and must satisfy certain service requirements such that the sum of their age and two times their number of years of service to the Company equals or exceeds 65. The medical benefits are fully insured and are coordinated with Medicare for retirees age 65 and above. Assuming our NEOs retired from their employment on April 25, 2014, the last day of our fiscal year, satisfied the age and service requirements, and were otherwise eligible to receive benefits under the Medical Plan, the present value of the benefits the NEOs would have been entitled to receive are $1,412,000 for Mr. Georgens and $1,488,000 for Mr. Salmon. Messrs. Noviello, Kurian and Fawcett would not have satisfied the eligibility requirements to participate in the Medical Plan and therefore would not have received benefits thereunder. Note that these amounts represent the present value of benefits to be received based on certain actuarial assumptions and it is likely that actual costs will differ from the assumptions utilized and scenarios presented.

Estimated Payments Pursuant to Change of Control Severance Agreements

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of the end of fiscal 2014 pursuant to the Change of Control Severance Agreements. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2014 (April 25, 2014), and the price per share of the Company’s common stock is the closing price of the NASDAQ Global Select Market as of that date of $35.00. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

Change of Control Severance Agreements

		Potential Payments Upon
		Involuntary Termination Other Than For Cause			Voluntary Termination For Good Reason
Name	Type of Benefit(1)	Prior to Change of Control ($)(2)	On or Within 12 Months Following Change of Control ($)		Prior to Change of Control ($)(2)	On or Within 12 Months Following Change of Control ($)
Thomas Georgens	Cash severance payments	—	3,800,000	(3)	—	3,800,000	(3)
	Vesting acceleration(4)	—	3,513,405	(5)	—	3,513,405	(5)
	Continued coverage of employee benefits(6)(7)	—	47,730		—	47,730
	Total termination benefits	—	7,361,135		—	7,361,135
	Total previously vested equity value	3,419,086	3,419,086		3,419,086	3,419,086
	Full “walk away” value		10,780,221			10,780,221

Nicholas R. Noviello	Cash severance payments	—	1,860,000	(9)	—	1,860,000	(9)
	Vesting acceleration(4)	—	1,583,625	(10)	—	1,583,625	(10)
	Continued coverage of employee benefits(6)	—	35,797		—	35,797
	Total termination benefits	—	3,479,422		—	3,479,422
	Total previously vested equity value	1,506,673	1,506,673		1,506,673	1,506,673
	Full “walk away” value		4,986,095			4,986,095

Robert E. Salmon	Cash severance payments	—	2,015,000	(9)	—	2,015,000	(9)
	Vesting acceleration(4)	—	2,208,750	(10)	—	2,208,750	(10)
	Continued coverage of employee benefits(6)(8)	—	36,365		—	36,365
	Total termination benefits	—	4,260,115		—	4,260,115
	Total previously vested equity value	114,408	114,408		114,408	114,408
	Full “walk away” value		4,374,523			4,374,523

George Kurian	Cash severance payments	—	1,426,000	(9)	—	1,426,000	(9)
	Vesting acceleration(4)	—	2,050,350	(10)	—	2,050,350	(10)
	Continued coverage of employee benefits(6)	—	35,418		—	35,418
	Total termination benefits	—	3,511,768		—	3,511,768
	Total previously vested equity value	82,816	82,816		82,816	82,816
	Full “walk away” value		3,594,584			3,594,584

Matthew K. Fawcett	Cash severance payments	—	1,260,000	(9)	—	1,260,000	(9)
	Vesting acceleration(4)	—	1,121,250	(10)	—	1,121,250	(10)
	Continued coverage of employee benefits(6)	—	36,365		—	36,365
	Total termination benefits	—	2,417,615		—	2,417,615
	Total previously vested equity value	63,706	63,706		63,706	63,706
	Full “walk away” value		2,481,321			2,481,321

(1)	Reflects the terms of the senior executive’s applicable Change of Control Severance Agreement in effect on April 25, 2014.
(2)	The senior executive may be entitled to receive benefits pursuant to the Medical Plan. Please see the section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided under the Medical Plan.
(3)	Pursuant to Mr. Georgens’ Amended and Restated Change of Control Severance Agreement in effect on April 25, 2014, this amount represents the sum of 250% of Mr. Georgens’ annual base salary and 100% of Mr. Georgens’ target annual bonus.
(4)	Reflects the aggregate value of unvested option grants with exercise prices less than or equal to $35.00, the closing price of our common stock on the NASDAQ Global Select Market on April 25, 2014, and other equity awards. For unvested option grants with exercise prices less than or equal to $35.00, aggregate market value is determined by multiplying (1) the number of shares subject to such options as of April 25, 2014; by (2) the difference between $35.00 and the exercise price of such options. Does not reflect any dollar value associated with the acceleration of options with exercise prices in excess of $35.00. For unvested restricted stock and/or RSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 25, 2014; by (2) $35.00. If there is no amount listed in this row, all of the senior executive’s unvested outstanding options have an exercise price in excess of $35.00 and the individual does not hold any unvested restricted stock and/or RSUs.
(5)	Pursuant to the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement in effect on April 25, 2014, equity awards that are subject to time-based vesting will vest as to 100% of the unvested portion of the award.
(6)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 25, 2014, if the senior executive elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months; or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans. Under the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement, reimbursement for COBRA continuation coverage premiums was extended until the earlier of (1) 24 months; or (2) the date upon which Mr. Georgens and/or his eligible dependents are covered under similar plans.
(7)	Assumes Mr. Georgens does not elect to continue coverage of employee benefits under COBRA, but continues coverage under the Medical Plan. Please see the section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Medical Plan.
(8)	Assumes Mr. Salmon does not elect to continue coverage of employee benefits under COBRA, but continues coverage under the Medical Plan. Please see the section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Medical Plan.
(9)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 25, 2014, this amount represents the sum of 200% of the senior executive’s annual base salary and 100% of the senior executive’s target annual bonus.
(10)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 25, 2014, equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then-unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria.

Equity Compensation Plan Information

The following table provides information as of April 25, 2014, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options and awards as of April 25, 2014, and the weighted-average exercise price.

	A	B	C
	Number of Securities to be Issued upon Exercise of Outstanding Options and RSU Awards (#)(2)	Weighted-Average Exercise Price of Outstanding Options ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column A)(4)
Equity compensation plans approved by stockholders(1)	27,149,916	$34.44	25,123,113
Equity compensation plans not approved by stockholders(5)	—	—	—
Total	27,149,916	$34.44	25,123,113

(1)	The category consists of the Company’s Amended and Restated 1995 Stock Incentive Plan, the 1999 Plan and the Purchase Plan.
(2)	Includes 14,188,986 shares of common stock issuable upon exercise of outstanding options and 12,960,930 shares of common stock issuable upon vesting and release of shares subject to outstanding RSU awards. Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November of each year at a purchase price per share equal to 85% of the lower of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs; or (2) the closing selling price per share on the semiannual purchase date.
(3)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
(4)	Includes (1) 17,765,708 shares of common stock available for issuance under the 1999 Plan; and (2) 7,357,405 shares available for issuance under the Purchase Plan. As of July 17, 2014, 6,023,410 shares were available for issuance under the 1999 Plan. As of July 17, 2014, 5,465,441 shares were available for issuance under the Purchase Plan.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 25, 2014, there were a total of 522,421 shares subject to outstanding awards under all equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 302,349 shares were subject to outstanding option awards and 220,072 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $18.25 per share and a weighted-average remaining term of 2.28 years as of such date. No additional awards may be made under those assumed plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2014, Messrs. Wall, Held, Shaheen and Wallace served on the Compensation Committee. None of these individuals was at any time during fiscal 2014, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of our board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons. Specifically, the Corporate Governance and Nominating Committee has the authority to:

•	Consider questions of possible conflicts of interest of members of our Board and corporate officers;

•	Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;

•	Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;

•	Conduct ongoing reviews of potential related person transactions; and

•	Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, consisting of all independent directors, is responsible for reviewing, approving or ratifying it, and the transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

Our Board of Directors has adopted a travel reimbursement policy whereby the Company’s former Executive Chairman, Mr. Warmenhoven, is permitted to utilize a private airplane for business travel within certain limitations. Subject to an annual cap of $400,000, Mr. Warmenhoven is reimbursed for expenses incurred in the operation of a private plane when used for Company business. The cost reimbursement shall occur on a quarterly basis. During fiscal 2014, the Company recognized a total of $400,000 in expenses pursuant to this reimbursement policy.

The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”). The Audit Committee has discussed with Deloitte & Touche the matters required by Public Company Accounting Oversight Board Auditing Standard (“PCAOB”) No. 16, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014, as filed with the SEC on June 17, 2014.

Submitted by the Audit Committee

of the Board of Directors

Alan L. Earhart, Chairman

Jeffry R. Allen

T. Michael Nevens

OTHER BUSINESS

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 17, 2014. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Senior Director, Investor Relations at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

By Order of the Board of Directors

Thomas Georgens

Chairman of the Board and Chief Executive Officer

July 25, 2014

© 2014 NetApp, Inc. All rights reserved. Specifications are subject to change without notice. NetApp, the NetApp logo, ONTAP, and Go further, faster are trademarks or registered trademarks of NetApp, Inc. All other marks are the property of their respective owners and should be treated as such.

Annex A

NETAPP, INC.

RECONCILIATION OF NON-GAAP TO GAAP

FINANCIAL STATEMENT INFORMATION

(In millions, except net income per share amounts)

(Unaudited)

	Year Ended
	April 25, 2014	April 26, 2013
NET INCOME	$637.5	$505.3
Adjustments:
Amortization of intangible assets	59.1	85.8
Stock-based compensation	273.0	276.6
Restructuring and other charges	88.3	—
Acquisition-related expense	—	1.7
Non-cash interest expense	8.2	60.2
Gain on investments	—	(0.7)
Income tax effect of Non-GAAP adjustments	(97.9)	(88.3)

NON-GAAP NET INCOME	$968.2	$840.6

GROSS PROFIT	$3,919.1	$3,761.1
Adjustments:
Amortization of intangible assets	57.1	55.9
Stock-based compensation	22.3	25.5

NON-GAAP GROSS PROFIT	$3,998.5	$3,842.5

INCOME FROM OPERATIONS	$734.3	$607.8
Adjustments:
Amortization of intangible assets	59.1	85.8
Stock-based compensation	273.0	276.6
Restructuring and other charges	88.3	—
Acquisition-related expense	—	1.7

NON-GAAP INCOME FROM OPERATIONS	$1,154.7	$971.9

NET INCOME PER SHARE	$1.83	$1.37
Adjustments:
Amortization of intangible assets	0.17	0.23
Stock-based compensation	0.79	0.75
Restructuring and other charges	0.25	—
Acquisition-related expense	—	—
Non-cash interest expense	0.02	0.16
Gain on investments	—	—
Income tax effect of Non-GAAP adjustments	(0.28)	(0.24)

NON-GAAP NET INCOME PER SHARE	$2.78	$2.28

A-1

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statement information presented on a GAAP basis, the Company provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share. For purposes of internal planning, performance measurement and resource allocation, the Company’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets; (b) stock-based compensation expenses; (c) acquisition-related income and expenses; (d) restructuring and other charges; (e) asset impairments; (f) non-cash interest expense associated with our debt; (g) net losses or gains on investments; and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The Company’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding the Company’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results; (2) facilitate comparisons to our competitors’ operating results; and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, the Company excludes the following items from its non-GAAP measures:

A. Amortization of intangible assets. The Company records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. The Company excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period. In addition, the valuation of stock-based awards and associated expense are based on factors and assumptions that management believes are, in large part, outside of management’s control.

C. Acquisition-related income and expenses. The Company excludes acquisition-related income and expenses, including (a) merger termination proceeds; (b) due diligence, legal and other one-time integration charges; (c) the impact of inventory step-ups; and (d) write down of assets acquired that the Company does not intend to use in its ongoing business, from its non-GAAP measures primarily because they are not related to our on-going business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Non-cash interest expense. These are non-cash charges from the amortization of debt discount and issuance costs. Management does not believe that these charges reflect the underlying performance of our business.

A-2

G. Net losses or gains. These include realized gains and losses on and other-than-temporary impairments of our investments related to significant investment impairments or liquidation events. Management believes that these gains and losses do not reflect the results of our underlying, on-going businesses and, therefore, finds it useful to exclude them in assessing our performance.

H. Income tax effects. The Company excludes its GAAP tax provision, including discrete items, from its non-GAAP measure of net income, but includes a non-GAAP tax provision based upon its projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Management believes the use of a non-GAAP tax provision provides a more meaningful measure of the Company’s operational performance in any given period.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

A-3

Appendix A

NETAPP, INC.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 23, 2014

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 1999 Stock Option Plan is intended to promote the interests of NetApp, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into five separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

(iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,

(iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

(v) the Automatic Award Program (formerly known as the Automatic Option Grant Program) under which non-employee Board members automatically receive award grants pursuant to a compensation policy as in effect from time to time.

B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

E. Administration of the Automatic Award Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to award grants made thereunder, except that the Plan Administrator, in its discretion, may change and otherwise revise the terms of any compensation policy relating to non-employee Board members.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

(i) Employees,

(ii) non-employee Board members, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.

C. Only non-employee Board members shall be eligible to participate in the Automatic Award Program.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 127,880,429 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting, (ix) an additional increase of 6,600,000 shares authorized by the Board on July 11, 2008 and approved by the stockholders at the 2008 Annual Meeting, (x) an additional increase of 7,000,000 shares authorized by the Board on July 13, 2010 and approved by the stockholders at the 2010 Annual Meeting, (xi) an additional increase of 7,700,000 shares authorized by the Board on July 14, 2011 and approved by the stockholders at the 2011 Annual Meeting, (xii) an additional increase of 7,350,000 shares authorized by the Board on July 18, 2012 and approved by the stockholders at the 2012 Annual Meeting, (xiii) an additional increase of 10,000,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the stockholders at the 2013 Annual Meeting, plus (xiv) an additional increase of 7,500,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 23, 2014, subject to the approval by the stockholders at the 2014 Annual Meeting. Pursuant to the one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares. In addition, shares issued under the Corporation’s 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan. Any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights and granted after the 2013 Annual Meeting, will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to this Article One Section V.A. as two (2) shares for every one (1) share subject thereto.

B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. If shares subject to awards granted under the Plan were counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to Article One Section V.A. as two (2) shares for every one (1) share subject thereto and are forfeited or otherwise return to the Plan, two (2) times the number of shares so forfeited will return to the Plan and will again become available for issuance. For purposes of clarity, shares subject to awards granted under the Plan prior to the 2013 Annual Meeting that are forfeited or otherwise return to the Plan, will return to the Plan as one (1) share for every one (1) share subject thereto and will again become available for issuance. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic award grants are to be made subsequently under the Automatic Award Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I. STOCK APPRECIATION RIGHT TERMS

Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.

D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. To the extent any shares issued pursuant to awards granted under the Stock Issuance Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant, provided that during any calendar year, no Participant shall receive an award under the Stock Issuance Program covering more than 1,000,000 shares of Common Stock.

A. Purchase Price.

1. The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the awards are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In establishing Performance Goals, the Plan Administrator may provide that performance shall be appropriately adjusted as follows:

(i) to include or exclude restructuring charges;

(ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

(iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv) to include or exclude the effects of any statutory adjustments to corporate tax rates;

(v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(vi) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Corporation;

(vii) to include or exclude the effect of stock based compensation and/or deferred compensation;

(viii) to include or exclude any other unusual gain or loss or other extraordinary item;

(ix) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(x) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or industry conditions;

(xi) to include or exclude the effects of divestitures, acquisitions or joint ventures;

(xii) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under generally accepted accounting principles;

(xiii) to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xiv) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xv) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

(xvi) to reflect any partial or complete corporate liquidation; and

(xvii) to include or exclude the amortization of purchased intangibles and technology license arrangements.

In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Stock Issuance Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Stock Issuance Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Stock Issuance Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Stock Issuance Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Company.

7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I. PERFORMANCE UNITS AND PERFORMANCE SHARES

Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. To the extent any shares issued pursuant to awards granted under the Performance Share and Performance Unit Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted.

A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $5,000,000, and (b) no Participant will receive more than 1,000,000 performance shares.

B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In establishing Performance Goals, the Plan Administrator may provide that performance shall be appropriately adjusted as follows:

(i) to include or exclude restructuring charges;

(ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

(iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv) to include or exclude the effects of any statutory adjustments to corporate tax rates;

(v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(vi) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Corporation;

(vii) to include or exclude the effect of stock based compensation and/or deferred compensation;

(viii) to include or exclude any other unusual gain or loss or other extraordinary item;

(ix) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(x) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or industry conditions;

(xi) to include or exclude the effects of divestitures, acquisitions or joint ventures;

(xii) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under generally accepted accounting principles;

(xiii) to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xiv) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xv) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

(xvi) to reflect any partial or complete corporate liquidation; and

(xvii) to include or exclude the amortization of purchased intangibles and technology license arrangements

In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Performance Share and Performance Unit Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Performance Share and Performance Unit Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

ARTICLE SIX

AUTOMATIC AWARD PROGRAM

On August 17, 2000, the Board approved the following changes to the Automatic Award Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

On August 9, 2001, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the

Automatic Award Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

On May 16, 2006, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 15,000 shares to 20,000 shares.

On July 13, 2007, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Award Program from ten (10) years to seven (7) years.

On August 17, 2009, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2009 Annual Meeting: amend the Automatic Award Program so that the Plan Administrator may institute a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. With this amendment, the title of this Article Six was changed from “Automatic Option Grant Program” to “Automatic Award Program” and references in the Plan to the “Automatic Option Grant Program” were modified to reference the “Automatic Award Program.”

On July 14, 2011, the Board approved the following changes to the Automatic Award Program: amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time.

I. GRANTING OF AWARDS

A. Nonemployee Board Member Compensation Policy. Each individual who is or becomes a non-employee Board member on or after July 14, 2011 shall be granted equity awards pursuant to a compensation policy adopted by the Board or a Primary Committee, as in effect from time to time.

B. Adjustments. The Board or a Primary Committee, in their respective discretion, may change and otherwise revise the terms of awards granted under the compensation policy for non-employee Board members for awards granted on or after the date the Board or the Primary Committee determines to make any such change or revision. For purposes of clarification, the changes or other revisions the Board or the Primary Committee can make to the compensation policy include, but are not limited to, the number of shares of Common Stock subject to the awards, the type of awards granted, and the vesting and other conditions of the awards.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Corporate Transaction, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each such option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Change in Control, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested shares until the expiration or sooner termination of the option’s term.

C. All repurchase rights of the Corporation outstanding under the Automatic Award Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

D. Each option granted under the Automatic Award Program that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had such option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each such outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E. All vesting criteria relating to any outstanding restricted stock units granted under the Automatic Award Program shall be deemed satisfied and all other terms and conditions met with respect to such awards in the event of any Corporate Transaction or a Change in Control.

F. The grant of awards under the Automatic Award Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

III. REMAINING TERMS

The remaining terms of each award granted under the Automatic Award Program shall be the same as the terms in effect for same type of awards made under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs.

ARTICLE SEVEN

MISCELLANEOUS

I. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II. EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III. AMENDMENT OF THE PLAN

A. The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

B. The Plan was amended on August 17, 2000, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

C. The Plan was amended on August 9, 2001, to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

D. The Plan was amended on July 2, 2002, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

E. The Plan was amended and restated on June 12, 2003, so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

F. The Plan was amended and restated on July 7, 2004, to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

G. The Plan was amended on July 1, 2005, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

H. The Plan was amended on July 10, 2006, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

I. The Plan was amended on July 13, 2007, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25, 2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. Such amendments were approved by the stockholders at the 2007 Annual Meeting, and no awards were granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval was obtained.

J. The Plan was amended on July 11, 2008, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 6,600,000 shares, (ii) permit the Company to grant equity awards to the Company’s non-employee Board members under all equity programs under the Plan and (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2008 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 23, 2008, and (3) the number of shares of Common Stock subject to outstanding awards as of May 23, 2008. Such amendments were approved by the stockholders at the 2008 Annual Meeting, and no awards were granted on the basis of the 6,600,000-share increase or the other amendments to the Plan until such stockholder approval was obtained.

K. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

L. The Plan was amended on March 6, 2009, to provide for a one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, under which certain outstanding options may be surrendered in exchange for a lesser number of restricted stock units (or cash payment involving exchanges of a small number of surrendered options). Pursuant to the stock option exchange program, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares.

M. The Plan was amended on August 17, 2009, to (i) approve an amendment to the Automatic Award Program (formerly known as the Automatic Option Grant Program) so that the Plan Administrator may implement a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units, and (ii) provide that the number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. Such amendments were approved by the stockholders at the 2009 Annual Meeting, and no awards were granted based on the amendments to the Plan until such stockholder approval was obtained.

N. The Plan was amended on July 13, 2010, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,000,000 shares. The stockholders approved such amendment at the 2010 Annual Meeting, and no awards were granted on the basis of the 7,000,000-share increase until such stockholder approval was obtained.

O. The Plan was amended on July 14, 2011, to (i) amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time, and (ii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,700,000 shares. The stockholders approved the share increase at the 2011 Annual Meeting, and no awards were granted on the basis of the 7,700,000-share increase until such stockholder approval was obtained.

P. The Plan was amended on July 18, 2012, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,350,000 shares. The stockholders approved such amendment at the 2012 Annual Meeting and no awards were granted on the basis of the 7,350,000-share increase until such stockholder approval was obtained.

Q. The Plan was amended on July 22, 2013, (i) to increase the number of shares of Common Stock that a Participant may receive during any calendar year pursuant to an award granted under the Stock Issuance Program from 200,000 to 1,000,000, and (ii) to increase the number of shares of Common Stock and the initial value of an award that a Participant may receive during any calendar year pursuant to an award granted under the Performance Share and Performance Unit Program from 200,000 to 1,000,000 and from $2,000,000 to $5,000,000, respectively. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

R. The Plan was amended on July 31, 2013, (i) to amend the Stock Issuance and Performance Share and Performance Unit Programs such that the number of shares of Common Stock which may be issued under each such program will not be subject to a share limitation specific to that program, but will remain subject to the limitations with respect to the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan, (ii) to amend Article One Section V.A. of the Plan such that any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan as two (2) shares for every one (1) share subject thereto, (iii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,000,000 shares and (iv) amend the performance criteria that may be used as a basis for establishing performance-based compensation under the 1999 Plan. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

S. The Plan was amended on July 23, 2014, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,500,000 shares. The stockholders will be asked to approve such amendment at the 2014 Annual Meeting, and no awards will be granted on the basis of the amendment until such stockholder approval is obtained.

IV. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Revenue means, as to any Performance Period, the Corporation’s or business unit’s net sales.

B. Automatic Award Program shall mean the automatic award program in effect under Article Six of the Plan.

C. Board shall mean the Corporation’s Board of Directors.

D. Cash Position means, as to any Performance Period, the Corporation’s level of cash and cash equivalents.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

L. Earnings Per Share means, as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

M. EBIT means, as to any Performance Period, income before taxes excluding depreciation and amortization.

N. EBITDA means, as to any Performance Period, cash provided by operating activities less cash paid to purchase property and equipment.

O. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

P. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

Q. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

R. Free Cash Flow means, as to any Performance Period, cash provided by operating activities less cash paid to purchase property and equipment.

S. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

T. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

U. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

V. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

W. Net Income means, as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

X. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Y. Operating Cash Flow means, as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

Z. Operating Income or Operating Profit means, as to any Performance Period, the Corporation’s or a business unit’s income from operations.

AA. Optionee shall mean any person to whom an option is granted under the Plan.

BB. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC. Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

DD. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) EBIT, (e) EBITDA, (f) Free Cash Flow, (g) Individual Objectives, (h) Net Income, (i) Operating Cash Flow, (j) Operating Income, (k) Operating Profit, (l) Return on Assets, (m) Return on Capital, (n) Return on Equity, (o) Return on Sales, and (p) Total Stockholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

EE. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

FF. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

GG. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

HH. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

II. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation

Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

JJ. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

KK. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders or to determine the terms of, and otherwise administer, any compensation policy adopted by the Company for non-employee Board members.

LL. Return on Assets means, as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

MM. Return on Capital means, as to any Performance Period, income from operations less income taxes on operations divided by the sum of the book value of debt and the book value of equity less cash.

NN. Return on Equity means, as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

OO. Return on Sales means, as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

PP. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

QQ. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

RR. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

SS. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

TT. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

UU. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.

VV. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

WW. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

XX. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

YY. Total Stockholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

ZZ. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

Appendix B

NETAPP, INC.

EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective July 23, 2014

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Fifty Three Million Seven Hundred Thousand (53,700,000) shares, including (i) an increase of One Million Six Hundred Thousand

(1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved by the shareholders at the 2008 Annual Meeting held on September 2, 2008, (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009, (xii) an increase of Five Million (5,000,0000) shares authorized by the Board on July 13, 2010 and approved by the shareholders at the 2010 Annual Meeting held on August 31, 2010, (xiii) an increase of Three Million Five Hundred Thousand (3,500,0000) shares authorized by the Board on July 14, 2011 and approved by the shareholders at the 2011 Annual Meeting held on August 31, 2011, (xiv) an increase of Five Million (5,000,000) shares authorized by the Board on July 18, 2012 and approved by the shareholders at the 2012 Annual Meeting held on August 31, 2012, (xv) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the shareholders at the 2013 Annual Meeting held on September 13, 2013, plus (xvi) an increase of Five Million (5,000,000) shares authorized by the Board on July 23, 2014 and approved by the shareholders at the 2014 Annual Meeting held on September 5, 2014.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date (subject to the provisions of Section V.B); provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be promptly refunded to Participant after each Purchase Date.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time on or before the seventh (7th) business day prior to the next scheduled Purchase Date in the offering period (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such timely withdrawal occurs shall be refunded as soon as possible and no shares will be purchased on behalf of such Participant on the next Purchase Date, and if such withdrawal is not timely made, and subject to the laws of the applicable jurisdiction, any payroll deductions collected during the Purchase Interval will be used to purchase shares on the next Purchase Date on behalf of such Participant.

(ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the seventh (7th) business day prior to the Purchase Interval in which such leave commences (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand

Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.

K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.

M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.

N. The Plan was amended by the Board on July 13, 2010 (the “2010 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares, to revise the eligibility requirements and to remove the Plan’s fixed-term expiration date. The 2010 Restatement was approved by shareholders at the 2010 Annual Meeting.

O. The Plan was amended by the Board on July 14, 2011 (the “2011 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million Five Hundred Thousand (3,500,000) shares. The 2011 Restatement was approved by shareholders at the 2011 Annual Meeting.

P. The Plan was amended by the Board on July 18, 2012 (the “2012 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2012 Restatement was approved by the shareholders at the 2012 Annual Meeting.

Q. The Plan was amended by the Board’s Compensation Committee on April 16, 2013 to make administrative changes relating to the timing of enrollment and withdrawal from the Plan and the ability to suspend participation in the Plan.

R. The Plan was amended by the Board’s Compensation Committee on July 31, 2013 (pursuant to authority delegated by the Board) (the “2013 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2013 Restatement was approved by the shareholders at the 2013 Annual Meeting.

S. The Plan was amended by the Board’s Compensation Committee on June 26, 2014 to refund contributions not used to purchase whole shares on each Purchase Date to Participants instead of retaining contributions for purchasing shares on the following Purchase Date. The Plan was amended by the Board on July 23, 2014 (the “2014 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2014 Restatement was approved by the shareholders at the 2014 Annual Meeting.

T. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

U. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

As of July 13, 2010

The Corporation and its Corporate Affiliates (other than Corporate Affiliates located in the People’s Republic of China) are designated as Participating Corporations in the Plan, unless the Plan Administrator (or its delegate) determines otherwise.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 Act shall mean the Securities Act of 1933, as amended.

M. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

N. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan

O. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of July 2, 2002 are listed in attached Schedule A.

P. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. Purchase Date shall mean the last business day of each Purchase Interval.

S. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Appendix C

NETAPP, INC.

EXECUTIVE COMPENSATION PLAN

(as amended and restated July 23, 2014)

1. OVERVIEW

1.1. Plan Objectives. The objective of the NetApp, Inc. Executive Compensation Plan (the “Plan”) is to provide a means and guidelines under which NetApp, Inc. (the “Company”) can share its success with its key executives by providing such executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.

1.2. Effective Date. The Plan originally became effective as of April 30, 2007 and was amended and restated on August 17, 2009. The Plan was approved by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company. The Plan has been amended and restated effective as of July 23, 2014, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2014 Annual Meeting of Stockholders of the Company.

2. DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1. “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2. “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3. “Base Pay” means as to any Performance Period, actual gross base salary. “Base Pay” excludes any other compensation, including but not limited to bonus or incentive payments of any sort, car allowances, relocation payments, expense reimbursements and advances, loans, payments received in lieu of benefit plan participation, club membership reimbursements and payments received from Company or government sponsored benefit plans, including but not limited to disability pay, wage replacement benefits, short-term/long-term disability payments, and workers’ compensation benefits.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or (ii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; or (iii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.6. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7. “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8. “Company” means NetApp, Inc., a Delaware corporation, or any successor thereto.

2.9. “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.10. “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11. “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.12. “Employee” means an individual who is in the employ of the Company or any Affiliate and is subject to the control and direction of the employing entity as to both the work to be performed and the manner and method of performance. Persons who have been designated by the Company as independent contractors, temporary employees, consultants or advisors shall not be eligible to participate in this Plan, regardless of whether such designation is upheld in any legal or administrative proceeding.

2.13. “Fiscal Year” means the fiscal year of the Company.

2.14. “Maximum Award” means as to any Participant $5,000,000 in any Fiscal Year.

2.15. “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.16. “Operating Income” or “Operating Profit” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.17. “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.18. “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.19. “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Operating Profit, (e) Profit After-Tax, (f) Profit Before-Tax, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.20. “Performance Period” means any Fiscal Year or such other period (shorter or longer), as determined by the Committee in its sole discretion.

2.21. “Plan” means the amended and restated NetApp, Inc. Executive Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

2.22. “Profit After-Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.23. “Profit Before-Tax” means as to any Performance Period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

2.24. “Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 65.

2.25. “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.26. “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.27. “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.28. “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.29. “Shares” means shares of the Company’s common stock.

2.30. “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3.3.

2.31. “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.32. “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3. AWARDS

3.1. Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period (provided such Participants comply with the provisions of Sections 3.1.1. through 3.1.2 below). Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.1.1. The Participant is an Employee.

3.1.2. The Participant is employed by the Company in a position that is not eligible for participation in a Company sales, sales incentive or sales commission plan or program.

3.2. Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3. Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant, and each Target Award shall be set forth in writing. The Company reserves full discretion to determine the number and the amounts of Target Awards to be made under this Plan. The Company may decide to make awards based on position level or any one or more other factors, including but not limited to Participants’ performance rating, in whole or in part, or the amount of Base Pay received by a Participant.

3.4. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to Performance Goals, (iii) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (iv) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award(s) for any Fiscal Year exceed the Maximum Award.

3.5. Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6. Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (i) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (ii) determine what Actual Award, if any, shall be paid in the event of a Termination of Employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a Termination of Employment for any reason following a Change of Control prior to the end of the Performance Period, and (iii) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

4. PAYMENT OF AWARDS

4.1. Payment of Actual Awards. No special fund shall be established, and no segregation of assets shall be made, to assure payment of any Actual Awards under this Plan. Any Actual Awards paid under this Plan shall be made in cash.

4.2. Timing of Actual Awards. Payment of each Actual Award shall be made as soon as administratively practicable, but no later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.

It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

4.3. Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.

4.4. Deductions from Actual Awards. Any Actual Award paid under this Plan is subject to the following: (i) tax withholdings, (ii) such other withholdings authorized in writing by the Plan Participant, and (iii) withholdings required by wage garnishment or other court or government orders received by the Company.

5. ADMINISTRATION

5.1. Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2. Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees shall be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation, and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

5.3. Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

5.5. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6. GENERAL PROVISIONS

6.1. No Effect on Employment. Neither this Plan, nor any term, condition or provision of this Plan is intended to create any entitlement of any employee of the Company to any award or other benefit under this Plan, or in lieu of an award or benefit under this Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

6.1.1. Neither this Plan, nor any term, condition or provision of this Plan is intended to terminate or change any right or obligation existing under a non-disclosure/confidential/proprietary/trade secrets information and inventions assignment agreement between any individual and the Company.

6.1.2. Actual Awards made under this Plan are not considered for the purpose of calculating any extra benefits; any termination, severance, redundancy, or end-of-service premium payments; other bonuses or long-service awards; overtime premiums; pension or retirement benefits; or future Base Pay or any other payment to be made by the Company to a Participant or former Participant.

6.1.3. Neither this Plan, nor any term, condition or provision of this Plan is intended to alter the at-will nature of employment with the Company. All employment with the Company is for an indefinite period of time and may be terminated by the employee or the Company at any time, with or without cause or advance notice. The at-will nature of employment with the Company can only be changed by an individualized, express written agreement signed by the President of NetApp, Inc. and by the Participant. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.2. Severability & Conformance to Applicable Law. If any one or more terms, conditions or provision of this Plan is contrary to applicable law, this Plan shall be interpreted to exclude any such term, condition or provision and the remainder of this Plan shall remain in full force and effect as if such term, condition or provision was never contained herein.

6.3. Applicable Law. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

6.4. Amendment, Suspension or Termination. The Board or Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

6.5. Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 6.4 (regarding the Board’s and Committee’s right to amend or terminate the Plan), shall remain in effect.

Computershare C/o Netapp, INC. 2 North LasaLLe street, 3rd FLoor ChICago, IL 60602 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M77499-P54786 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NETAPP, INC. The Board of Directors unanimously recommends a vote FOR each of the nominees named in Proposal 1. 1. Election of Directors For Against Abstain Nominees: 1a. Thomas Georgens ! ! ! The Board of Directors unanimously recommends a vote FOR For Against Abstain each of the following proposals. 2. To approve an amendment to NetApp’s Amended and 1b. T. Michael Nevens ! ! ! ! ! ! Restated 1999 Stock Option Plan to increase the share reserve by an additional 7,500,000 shares of common stock. 1c. Jeffry R. Allen ! ! ! 3. To approve an amendment to NetApp’s Employee Stock ! ! ! Purchase Plan to increase the share reserve by an additional 5,000,000 shares of common stock. 1d. Tor R. Braham ! ! ! 4. To approve NetApp’s Executive Compensation Plan. ! ! ! 1e. Alan L. Earhart ! ! ! 5. To conduct an advisory vote to approve Named Executive ! ! ! Of?cer compensation. 1f. Gerald Held ! ! ! The Board of Directors unanimously recommends a vote AGAINST the following proposal. 1g. Kathryn M. Hill ! ! ! 6. To consider a stockholder proposal, if properly presented at ! ! ! the Annual Meeting. 1h. George T. Shaheen ! ! ! The Board of Directors unanimously recommends a vote FOR the following proposal. 1i. Robert T. Wall ! ! ! 7. To ratify the appointment of Deloitte & Touche LLP as NetApp’s ! ! ! independent registered public accounting ?rm for the ?scal year ending April 24, 2015. 1j. Richard P. Wallace ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 5, 2014: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M77500-P54786 NETAPP, INC. Annual Meeting of Stockholders September 5, 2014 This Proxy Is Solicited On Behalf Of The Board Of Directors Thomas Georgens and Nicholas R. Noviello, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. (the “Company”) that the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on September 5, 2014, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the “Stockholder Meeting”). The Stockholder Meeting will be held at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of all of the nominees named in proposal 1, FOR proposals 2, 3, 4, 5, and 7 and AGAINST proposal 6, and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Stockholder Meeting. This proxy may be revoked at any time before it is voted. PlEASE VOTE PROMPTlY BY uSING THE TElEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETuRN THIS CARD uSING THE ENClOSED POSTAGE-PREPAID ENVElOPE. (Continued and to be signed on reverse side)